UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Securities Exchange Act of 1934 (Amendment No. )
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Regis Corporation
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REGIS

2021

PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING

LETTER FROM THE BOARD CHAIR
Dear Regis shareholders, employees, franchise owners and customers,
The pandemic ravaged few industries harder than the hair salon industry, resulting in a government-mandated shut-down of our entire business. Our revenue generating capabilities went to zero, yet our fixed expenses remained. I could go on but would rather let you know that despite all of this, your Board has never been more enthusiastic. Let me provide some context. In 2017, the Board supported the Company’s strategy to transform the business to an asset-light, data-driven franchise business enabled by our own proprietary technology platform – a platform that, at the time, was just an idea. To say the least, it is no small feat to simultaneously transform a business model and tech stack. We dreamed big. Four years later, Regis salons are now in the hands of franchise owners and are quickly moving over to being powered by our own Opensalon® Pro platform. Our big dream became a reality in the face of unimaginable and unprecedented challenges.
Our new President and CEO, Felipe Athayde, joined us last year and brings deep franchise expertise to match our transformed business model. He has assembled a stellar team with complementary skill sets across operations, development, technology, recruiting and finance. Although Regis has increased its magnitude and caliber of franchise expertise, we have not forgotten our roots. Regis operated salons for almost 100 years. Marrying legacy operational know-how with franchise expertise is an exciting combination that will unlock the full potential of this platform.
Our team knows what great looks like and draws on best practices from experience transforming well-known franchise systems. We are dedicated to building competitive brands by driving sales, fostering an aligned franchisee base, and providing strong unit-level investment cases to unlock aggressive growth. There are several key wins this year that will enable us to strive for such greatness. We collaborated with our franchisees and aligned on Regis controlling the Supercuts advertising fund centrally. Historically, much of our dollars were allocated locally by the franchisees themselves without the rigorous analytics capability our scale affords. Now, we will align our promotional dollars to drive new traffic and retain current customers as staffing levels at salons rise. We are ready to go with tactical marketing and promotions when the timing is right – our historical data suggests this should be very fruitful and we will make sure every dollar spent is impactful. We are honing our brand standards to ensure a uniform customer experience and hold our franchisees accountable. The development of the salon of the future is underway, maximizing return on investment to provide an optimized business case for franchisees to drive new unit growth both domestically and abroad. Underlying all of this is a proprietary technology platform that will not only differentiate our salons from our competitors by providing true business analytics, but may also have potential commercial value beyond Regis walls.
As we head into fiscal 2022, the world has re-opened and business is steadily returning month by month. Nominal sales continue to increase. What started as a decline in consumer traffic caused by the pandemic has shifted primarily to a shortage in labor to meet our rising customer demands. This labor shortage is not unique; however, unlike other retail businesses, salon staffing directly drives revenue generation. In our salons where staffing hours have returned to pre-pandemic levels, generally in states with lower restrictions, sales have increased more rapidly. This gives us confidence that staffing will come back and, when it does, our business will reemerge as an opportunity where you can realize the strong cash on cash returns available by owning these types of franchise units.
We have a hungry, driven, and talented management team ready to ensure we capitalize on this investment opportunity through their network of partners that want to grow with us given our team’s history of driving franchisee profitability in other systems. This platform has already attracted talent. We could not be more excited by the tremendous potential economic value that can be driven for us and our franchise partners by the talent it has attracted and will continue to attract in the years to come.
All the best,

Daniel Beltzman
Board Chair

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Regis Corporation:
The Annual Meeting of the Shareholders (the “Annual Meeting”) of Regis Corporation (referred to as “we,” “us,” “our,” “Regis” and the “Company”) will be held on October 26, 2021 commencing at 9:00 a.m. Central Time. The Annual Meeting will be conducted completely as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/RGS2021. The purposes of the meeting are:

✔	To elect the eight directors listed in the proxy statement to serve for a one-year term and until their successors are elected and qualified;
✔	To approve, on an advisory basis, the compensation of our named executive officers (referred to as the “Say-on-Pay” proposal);
✔	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2022; and
✔	To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only holders of record of our common stock at the close of business on August 30, 2021 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. We are providing our proxy materials, which include our Notice and Proxy Statement and Annual Report, to such holders of record of our common stock beginning on or about September 13, 2021.

Whether or not you plan to participate in the Annual Meeting, please submit your proxy by telephone or through the Internet in accordance with the voting instructions provided to you. If you requested a paper copy of the proxy card by mail, you may also date, sign and mail the proxy card in the postage-paid envelope that is provided with your proxy card. Should you nevertheless participate in the Annual Meeting, you may revoke your proxy and vote your shares electronically during the Annual Meeting.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the record holder that you must follow in order for your shares to be voted. If you plan to vote your shares during the Annual Meeting, you will need the 16-digit control number included on your proxy card or your Notice of Internet Availability of Proxy Materials. We recommend that you log in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts.

By Order of the Board of Directors,

Amanda P. Rusin
Corporate Secretary
September 13, 2021

2021 PROXY STATEMENT | 1

ELECTION OF DIRECTORS
What Has Kept Us Busy
In this section, we, your Board of Directors (the “Board”), provide information about who we are, how we are organized, how we operate, and what we are paid. We open with a summary of what we have been doing for you, our fellow shareholders. Although this information is not always included in proxy statements, we believe we should provide it, because you are being asked to re-elect us.
Our Board has shaped and governed, and our management team has taken, significant actions to drive our Company forward through difficult times:
✔	Transitioned the positions of President and CEO of the Company to Felipe Athayde
✔	Executed phase 1 of our brand-centric reorganization
✔	Implemented a Zero-Based Organization (“ZBO”) structure and Zero-Based Budget (“ZBB”) processes
✔	Rolled out Key Performance Indicators (“KPIs”) and Management by Objectives (“MBOs”) to all positions of directors and above and provided MBOs to managers based upon their leader’s MBOs
✔	Appointed Lockie Andrews and Michael Mansbach to serve as members of the Board and the Technology Committee
✔	Sold 748 Company-owned salons to franchisees, generating $8.4 million in net cash proceeds as part of our conversion to an asset-light, fully-franchised platform
✔	Negotiated lease buy-outs amounting to $4.6 million of annualized EBIDTA savings on non-performing SmartStyle salon locations
✔	Appointed new executive officers with franchise expertise, including our President of Supercuts, Shawn Thompson, and our Chief Strategy Officer, Matthew Doctor
✔	Removed approximately $25.5 million of annualized general and administrative expenses during fiscal 2021
✔	Achieved adoption of our proprietary salon management system, OpenSalon® Pro, by 1,977 franchise-owned salon locations
✔	Launched the new Roosters Men’s Grooming mobile app and upgraded the Supercuts and SmartStyle mobile apps
✔	Expanded and upgraded digital education for stylists and salon managers
✔
Exited the wholesale distribution business and partnered with two national distributors to supply haircare products to our salons, which will bring value to our franchisees, preserve our private label business, and be EBITDA positive while greatly reducing the complexity of our business

✔	Maintained the profile of women in leadership roles and was selected by “Twin Cities Business” and St. Catherine University for achieving 20 percent or more women in director and executive roles
✔	Unveiled new Company-wide values and a new purpose statement: Unleash the beauty of potential
2 |

ELECTION OF DIRECTORS
The Board unanimously recommends that you vote FOR the election of each of the director nominees below.
Eight directors are to be elected at the annual meeting of shareholders to be held on October 26, 2021 (the “Annual Meeting”), each to hold office for one year until the 2022 annual meeting of shareholders and until their successors are elected and qualified. The Board currently consists of nine directors; however, Ms. Virginia Gambale, a current member of our Board, is not standing for re-election at the Annual Meeting. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the eight persons named below for election as directors. Each of the Board’s nominees is standing for re-election by the shareholders at the Annual Meeting.
Ms. Lockie Andrews and Mr. Michael Mansbach are standing for election by shareholders for the first time at the Annual Meeting. Each of Ms. Andrews and Mr. Mansbach was identified as a potential candidate for the Board by one of our non-employee directors.
In determining to nominate Mr. Michael Merriman and Ms. Ann Rhoades for re-election, the Board considered that Mr. Merriman had already served 10 years at the time of re-election and Ms. Rhoades was 76 years old and, therefore, both were required under our Corporate Governance Guidelines to offer to not stand for re-election. The Board considered Mr. Merriman’s significant contributions to the Board, including his service as the Chair of the Audit Committee and his continued high level of involvement with the Board and the Company, and determined to nominate Mr. Merriman for re-election. The Board considered Ms. Rhoades’ significant contributions to the Board, including her oversight of matters relating to the culture among the Company’s workforce and her continued high level of involvement with the Board and the Company, and determined to nominate Ms. Rhoades for re-election.
Unless authority to vote is withheld, proxies submitted will be voted for the election of the Board’s nominees named herein as directors of Regis. If for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominating and Corporate Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If the Nominating and Corporate Governance Committee designates any substitute nominees, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by Securities and Exchange Commission (“SEC”) rules.
2021 PROXY STATEMENT | 3

ELECTION OF DIRECTORS

Who We Are
Lockie Andrews Head of eCommerce and Digital Operations, Party City Independent Director since 2021 Age: 48 Board committees • Technology	Career Highlights

 •   Head of eCommerce and Digital Operations at Party City, a vertically integrated retailer, since May 2021

 •  Founder, Chief Executive Officer, and Managing Partner of Catalyst Consulting, a boutique advisory firm specializing in “all things digital” for consumer and next-generation companies, since May 2007

 •   Chief Information Officer and Chief Digital Officer, UNTUCKit, an omnichannel retail brand, from 2018 to April 2021

 •   Previously served as an operating partner advisor to portfolio companies of Sun Capital,
Marlin Equity, Brightwood Capital, and Shamrock Capital

 •  Served in various leadership roles at Nora Gardner, Tadashi, Liz Claiborne (Kate Spade), and Alvarez & Marsal’s Retail Consulting Practice

Skills / Experience

 •  Experience assisting companies such as Nike, Lane Bryant, and ANINE BING in areas such as strategy, innovation, technology, digital marketing, analytics, revenue enhancement, and operational improvement

 •   Led digital transformation efforts, including leveraging technology to enhance marketing, stores, ecommerce, supply chain, creative, analytics, finance, and operations

 •   Led engagements in strategy, innovation, and capital-raising

 •   Experience as an investment banker

Education
MBA, Harvard Business School BS, Finance, Georgetown University
Also...

Lockie serves as a Board Member of the National Academy of Design and she is also the fashion sector co-lead of the Harvard Business School Alumni Angels of NYC and co-VP of Programming at the Harvard Business School Club of New York. And, given her passion for the arts, Lockie joined the Friends of Education at the Museum of Modern Art of NYC to support artists from historically under-represented communities.

Lockie founded Catalyst Cares, a nonprofit leveraging the arts to combat poverty and obesity among youth in low-income communities.

Other Public Boards
None
4 |

ELECTION OF DIRECTORS

Felipe A. Athayde President and Chief Executive Officer, Regis Corporation Director since 2020 Age: 42 Board committees • Technology	Career Highlights

 •   President and Chief Executive Officer, Regis Corporation, since October 2020

 •  President, Americas, of Popeyes Louisiana Kitchen, owned by Restaurant Brands International, a multinational quick-service restaurant holding company, from March 2019 to September 2020

 •  Various positions with Restaurant Brands International between July 2011 and September 2020, including President, Latin America and Caribbean for Burger King and President, US for Tim Hortons

Skills / Experience

 •  Leadership experience with franchise businesses, including expertise in strategy and brand development, finance, operations, marketing, and sales

 •   Implementation of business-wide technology upgrades

Education
BBA, Fundação Getulio Vargas in Sao Paulo, Brazil MBA, Northwestern University Kellogg School of Management
ALSO...

Before joining Burger King Corporation, Felipe worked as a Business Leader in the strategy department for Visa Inc. Latin America in Miami, FL, and as a bond trader for multiple financial institutions in the United States and Singapore.

Other Public Boards
None
VOTING SUPPORT
2020: 99.7%
2021 PROXY STATEMENT | 5

ELECTION OF DIRECTORS

Daniel G. Beltzman

General Partner,
Birch Run Capital
Advisors, LP

Independent

Director since 2012
Chair of the Board

Age: 46

Board
committees

•  Compensation

• Nominating and
Corporate
Governance

•  Technology
Career Highlights

 •   General Partner, Birch Run Capital Advisors, LP, an investment adviser, since May 2006

 •  Mergers and Acquisitions and Equity Research departments of Deutsche Bank Securities, Inc. and Bank of America Securities

Skills / Experience
• Financial experience and expertise
Education
BBA, Accounting/Finance, University of Michigan MAcc, University of Michigan
ALSO...

Daniel cofounded Birch Run Capital Advisors when he was 31. Birch Run looks to invest in organizations that believe that value follows values. It looks for organizations whose people are willing to invest their time, resources, and reputations to support both.

Other Public Boards
Former
• Ditech Holding Corp. f/k/a Walter Investment Management Corp. (2015 – 2019)
VOTING SUPPORT
2020: 99.2% | 2019: 97.0% | 2018: 97.5% | 2017: 97.3% | 2016: 86.5% | 2015: 88.0% | 2014: 99.4% | 2013: 92.8% | 2012: 99.4%
6 |

ELECTION OF DIRECTORS

David J. Grissen

Former Group President,
Americas, Marriott
International, Inc.

Independent

Director since 2013

Age: 64

Board
committees

• Audit, ACFE

• Nominating
and Corporate
Governance,
Chair

•  Technology
Career Highlights

 •  Joined Marriott International, Inc., a global operator of hotels and related lodging facilities, in 1986 with his most recent role being Group President, Americas from 2020 until his retirement in 2021

 •  Various positions at Marriott including Group President; Group President, Americas; President, Americas; Executive Vice President of the Eastern Region; Senior Vice President of the Mid-Atlantic Region and Senior Vice President of Finance and Business Development

Skills / Experience
• Leadership experience with a complex organization that includes franchised, managed, and owned operations • Building marketing platforms with multiple portfolio brands • Acquisitions and integration
Education
BA, Michigan State University MBA, Loyola University Chicago
Also...

David implemented the 4 Disciplines of Execution because he saw how employees understanding how their day-to-day activities relate to the company’s overall business results made them feel they were all working toward a common goal and they make a difference and have a voice.

David, a long-time runner, served as Vice Chairman of Back On My Feet, a non-profit whose mission is helping the homeless via a structured running program.

Other Public Boards
Former • Good Times Restaurants Inc. (2005 – 2010)
VOTING SUPPORT
2020: 99.3% | 2019: 98.4% | 2018: 98.3% | 2017: 99.0% | 2016: 89.0% | 2015: 89.3% | 2014: 99.5% | 2013: 98.1%
2021 PROXY STATEMENT | 7

ELECTION OF DIRECTORS

Mark S. Light Executive Chairman, Bedrock Manufacturing Independent Director since 2013 Age: 59 Board committees • Compensation • Nominating and Corporate Governance • Technology	Career Highlights

 •  In 1978, joined Signet Jewelers, the world’s largest retailer of diamond jewelry (with over 3,500 stores including Kay Jewelers, Zales, Jared The Galleria of Jewelry, H. Samuel, Ernest Jones, Peoples, and Piercing Pagoda) operating in North America and the United Kingdom

 •  Chief Executive Officer and Director of Signet Jewelers from November 2014 until his retirement in July 2017

 •  Various management positions including President and Chief Operating Officer, Executive Vice President of Operations, and Division President while at Sterling Jewelers, Signet’s main US business

Skills / Experience

 •   Led an international sales team to deliver a superior customer experience

 •  Led the development of start-up retail jewelry brand, Jared the Galleria of Jewelry to over $1 billion in annual revenue in 2017

 •   Led and managed many acquisitions while integrating synergies

 •   Led in the acquisition and integration of a large diamond-cutting factory in Botswana, Africa

 •  Led in the development of several exclusive international jewelry product brands such as Open Hearts by Jane Seymour, Neil Lane Bridal, and the Ever Us Two Stone collection to name a few

Education
Kent State University and Ohio University
Also...

When Mark became Head of Sterling, he oversaw a tripling of the unit’s sales.

In his time at Signet, he oversaw a successful acquisition and integration of Zales, expanded its outlet channel by acquiring Ultra, made significant progress on the company’s OmniChannel strategy, realigned the organization structure and re-engineered and stabilized its ecommerce platform.

Mark is the Chairman of the Board of Directors of Bedrock Manufacturing, which is the parent of two iconic American brands, Shinola and Filson.

Other Public Boards
Former
• Signet Jewelers Limited (2014 – 2017)
VOTING SUPPORT
2020: 99.3% | 2019: 98.5% | 2018: 98.4% | 2017: 96.7% | 2016: 87.7% | 2015: 88.2% | 2014: 99.9% | 2013: 98.1%
8 |

ELECTION OF DIRECTORS

Michael Mansbach Founder of Granite Stairway Advisors LLC and co-founder and partner of Apex Perspectives, LLC Independent Director since 2021 Age: 53 Board committees • Technology, Chair-Elect	Career Highlights

 •  Founder of Granite Stairway Advisors LLC, an executive consulting services firm, since July 2020, and co-founder and partner of Apex Perspectives, LLC, a consulting firm, since June 2020

 •  President, MINDBODY, Inc., a technology platform for the fitness, beauty, and wellness service industries, from June 2017 until its acquisition by Vista Equity Partners in April 2019

 •  President, Blue Jeans Network, Inc., a cloud-based video communications company, from November 2015 to February 2017

 •  President, PunchTab, Inc., an engagement and insights platform, from September 2014 until its acquisition by Walmart Labs in September 2015

 •  Senior management positions at Citrix, a business mobility and security software firm, from November 2004 to April 2014

Skills / Experience

 •  Expertise in creating global scale, building connected teams, market category leadership, and enterprise value

 •  Revenue growth and retention, go-to-market strategy, M&A, debt/cash/budget management, product strategy and marketing, sales strategy and process, demand generation, market positioning, international expansion, and leadership development

 •   Senior marketing positions at SeeBeyond and SeeCommerce

Education
MA, International Economics, European Area Studies, The Johns Hopkins University – Paul H. Nitze School of Advanced International Studies
Also...

Mike is passionate about helping kids understand the power of giving. His family has developed an annual fundraiser partnering with the Santa Barbara Triathlon for the Foodbank of Santa Barbara County to raise awareness of hunger issues facing children. He also developed and launched the Saturday Family Day program targeting youth volunteers. To date, 1,000+ children have participated.

Other Public Boards
None
2021 PROXY STATEMENT | 9

ELECTION OF DIRECTORS

Michael J. Merriman Product Launch Ventures, LLC Consumer Products Consultant Independent Director since 2011 Age: 65 Board committees • Audit, ACFE, Chair • Compensation	Career Highlights

 •  Operating Advisor at Resilience Capital Partners, LLC, a private equity firm (2008 – 2017)

 •  Chief Executive Officer, The Lamson & Sessions Co. (November 2006 until sale November 2007)

 •  SVP & Chief Financial Officer, American Greetings Corporation (September 2005 – November 2006)

 •   President & CEO, Royal Appliance Mfg. Co. (1995 – 2004)

 •   Chief Financial Officer, Royal Appliance Mfg. Co. (1992 – 1995)

 •   Audit Partner, Arthur Andersen & Co. (1990 – 1992)

Skills / Experience

 •   Public company CEO leadership experience

 •  Consumer product sales and marketing direct to consumer, as well as to big box retailers including Walmart

 •   M&A experience including the sale of both public and private companies

 •   Public accounting experience

Education
BS, Business Administration, John Carroll University
ALSO...
Michael was named CEO of Royal Appliance Manufacturing at 39, after joining the company as CFO three years earlier.
Other Public Boards
• Nordson Corporation (since 2008), Chairman of the Board (since February 2018), Audit Committee Chair (2012 – 2018)
Former

 •  OMNOVA Solutions Inc. (2008 – 2020), Nominating & Corporate Governance Committee Chair

 •  Invacare Corporation (2014 – 2018)

 •  American Greetings Corporation (2006 – 2013)

 •  RC2 Corporation (2004 – 2011)

VOTING SUPPORT
2020: 99.5% | 2019: 99.5% | 2018: 98.9% | 2017: 98.2% | 2016: 87.7% | 2015: 88.6% | 2014: 99.4% | 2013: 92.8% | 2012: 95.0% | 2011: 94.8%
10 |

ELECTION OF DIRECTORS

M. Ann Rhoades President, People Ink, Inc. Independent Director since 2015 Age: 76 Board committees • Audit • Compensation, Chair	Career Highlights

 •   President, People Ink, Inc., a human resources consulting firm, since 1999

 •   Executive Vice President, People, JetBlue Airways (1999 – 2002)

 •  Executive Vice President, Team Services, Promus Hotel/DoubleTree Hotels Corporation (1995 – 1999)

 •   Vice President, People, Southwest Airlines (1989 – 1995)

Skills / Experience
• Human resources experience • Consumer experience
EDUCATION
MBA, The University of New Mexico
ALSO...

Ann built a hiring model to get high-performance outcomes based in hiring according to values that helped create JetBlue and Southwest Airlines’ well-regarded cultures.

Author of Built on Values, Creating an Enviable Culture That Outperforms the Competition.

Flew in an F-16 at 9.1Gs.

Other Public Boards
• Nexphase Capital (since 2015)
Former • JetBlue Airways (2001 – 2015), Compensation Committee Chair • P.F. Chang’s China Bistro, Inc. (2003 – 2012), Compensation Committee Chair • Restoration Hardware (1999 – 2001, 2005 – 2009)
VOTING SUPPORT
2020: 99.5% | 2019: 99.5% | 2018: 99.0% | 2017: 98.9% | 2016: 98.8% | 2015: 99.2%
2021 PROXY STATEMENT | 11

How We Govern the Company
How We Govern the Company
We believe that how we govern ourselves is as important as the corporate governance that sets guidance and parameters for the Company more generally. This is a summary of some of our key Board governance provisions. More information can be found on our website at www.regiscorp.com, and in the next section summarizing some of the key provisions that apply more broadly to the Company. Our compensation governance provisions can be found in the Compensation Discussion and Analysis section of this Proxy Statement.
All our directors, except our President and Chief Executive Officer, are independent. In our User’s Guide at the end of this Proxy Statement, we provide a description of our Board’s independence standards. Under these standards, the Board has determined that each director, with the exception of Mr. Athayde, our President and Chief Executive Officer, is independent. The Board has also determined that the independence of Mr. Grissen, former Group President of Marriott International, Inc., is not impaired by the fact that the Company pays Marriott for hotel services. Accordingly, a supermajority of our Board is independent.
We have an independent Chair of our Board. In connection with our Chief Executive Officer succession last year, Mr. Beltzman, an independent director who has served on the Board for the last nine years, was appointed Chair of the Board.
All our directors stand for election every year.
Special meetings. Shareholders holding 10% or more of our outstanding stock have the right to call a special meeting of shareholders.
Board and committee meeting attendance. Each of our then-serving directors attended, in person or by teleconference, at least 75% of the seven meetings of our Board and the meetings of the Board committees on which each director served during the fiscal year ended June 30, 2021.
Annual meeting attendance. Our Board does not have a formal policy relating to Board members’ attendance at annual shareholders meetings. Directors are, however, encouraged to attend these meetings and all our then-serving directors attended our virtual 2020 annual shareholders meeting.
Our Board has a majority voting standard. Incumbent directors who do not receive a majority of votes cast must tender their resignation to the Board for review. Our Corporate Governance Guidelines further provide that if the Board decides not to accept a director’s resignation in such circumstances, then it will disclose its reasons.
Director stock ownership. Our directors are required to hold all common stock they receive as part of their Board compensation until they cease to serve as directors.
Age and tenure provisions. Our Corporate Governance Guidelines contain both age and tenure provisions.
Over-boarding. Our Corporate Governance Guidelines contain provisions related to limiting its directors’ service on other boards of directors.
Director evaluations. Our Corporate Governance Guidelines contain provisions requiring annual Board evaluations.
Director orientation and education. Directors receive orientation overseen by the Board and the Nominating and Corporate Governance Committee and are supported in obtaining continuing director education.
Executive sessions. Our Board has a policy of conducting executive sessions of the independent directors in connection with each regularly scheduled Board meeting.
Communicating with the Board. Our directors value, and seek, input from a wide variety of sources to inform their work. Our directors have also made it a practice to proactively engage with shareholders to obtain their input. Our directors especially value input from shareholders who have a financial stake in the caliber of their input and who work in settings likely to provide access to interesting insights. Therefore, our directors provide several means to obtain shareholder input, including in connection with our annual shareholder meeting and through our investor relations process and our engagement activities.
The Board’s role in risk oversight. One of the key responsibilities of the Board is to develop a strategic direction for the Company and to provide management oversight for the execution of that strategy. The Board regularly reviews information regarding our financial, strategic, and operational issues, as well as the risks associated with each. The Board also oversees the Company’s Data Security Incident Response Plan, which serves as a Company-wide guide to facilitate a systematic response to security incidents and is designed to prevent or minimize disruption of critical information systems, to minimize loss or theft of
12 |

How We Govern the Company
sensitive or critical information, and to quickly and efficiently remediate and recover from security events. While the Board has overall responsibility for risk management, each of the Board committees has supporting responsibility for risk management and makes periodic updates to the full Board. Their specific areas of responsibility are:
•
The Audit Committee discusses and approves policies with respect to risk assessment and risk management. The Audit Committee oversees the management of financial risks and monitors management’s responsibility to identify, assess, and manage risks.

•	The Compensation Committee is responsible for overseeing our executive compensation programs and reviewing risks relating to our overall compensation plans and arrangements.
•
The Nominating and Corporate Governance Committee manages risks associated with potential conflicts of interest pursuant to our Code of Business Conduct and Ethics (the “Code of Ethics”) and reviews governance and compliance issues with a view to managing associated risks.

•	The Technology Committee is responsible for reviewing risks associated with significant technology investment and/or deployment.
•
While each committee is responsible for regularly reviewing, evaluating, and overseeing the management of such risks, the Board is regularly informed of such risks through committee reports. In addition, the Board and the committees receive regular reports from our Chief Financial Officer, General Counsel, Executive and Senior Vice Presidents, and other Company officers and personnel with roles in managing risks. The Compensation Committee is also advised by its compensation consultant, which periodically reviews the risks relating to the Company’s compensation practices. Our leadership team meets with our General Counsel and head of Internal Audit to discuss and evaluate risks applicable to our Company.

Director nomination process. The Nominating and Corporate Governance Committee is responsible for screening and recommending for nomination director candidates to the full Board. The Nominating and Corporate Governance Committee will consider nominations received from our shareholders; provided that, proposed candidates meet the requisite director qualification standards discussed below. When appropriate, the Nominating and Corporate Governance Committee will also engage an independent third-party search firm. The Nominating and Corporate Governance Committee will then evaluate the resumes of any qualified candidates recommended by shareholders and search firms, as well as by members of the Board. Generally, to be considered for nomination, a candidate must have:
•	High professional and personal ethics and values;
•	A strong record of significant leadership and meaningful accomplishments in his or her field;
•	Broad experience;
•	The ability to think strategically;
•	Sufficient time to carry out the duties of Board membership; and
•	A commitment to enhancing shareholder value and representing the interests of all shareholders.
Candidates are evaluated based on these qualification standards and the current needs of the Board, with due consideration to the requirement of our Corporate Governance Guidelines and New York Stock Exchange (“NYSE”) and SEC regulations that at least a majority of the Board consists of independent directors. In addition, when considering nominees to the Board and in evaluating the composition of the Board as a whole, the Nominating and Corporate Governance Committee considers the value of diversity.
The Company’s policies for, and commitments to, diversity are contained within the Code of Ethics, which explicitly provides that the Company will not discriminate against anyone on the basis of race, color, gender, sexual orientation or identity, religion, age, national origin, disability, or any other classification protected by law. The Code of Ethics explicitly extends these protections to customers and provides that the Company strives to foster an environment of respect, inclusiveness, humanity, and humility.
Consistent with this commitment, the Nominating and Corporate Governance Committee, when seeking new director candidates, considers and values diversity in all the attributes covered in the Code of Ethics, as well as diverse skills and experiences, such as an understanding of the retail industry, the hair-care market, finance, accounting, marketing, technology, and international experience. The Nominating and Corporate Governance Committee expects every member of the Board and every director candidate to be able to act effectively on behalf of shareholders and stakeholders.
2021 PROXY STATEMENT | 13

How We, the Directors, Are Governed
All shareholder nominations must be accompanied by a candidate resume that addresses the extent to which the nominee meets the director qualification standards. Nominations will be considered only if we are currently seeking to fill an open director position. All nominations by shareholders should be sent to the Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416.
How We, the Directors, Are Governed
Our corporate governance provisions that relate to our Board are summarized in the preceding section. Our compensation governance provisions are summarized in the Compensation Discussion and Analysis section of this Proxy Statement. Our corporate governance guidelines are posted on our website at www.regiscorp.com. This information is also available in printed form free of charge to any shareholder who requests it by writing to our Corporate Secretary, Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416.
Code of Business Conduct and Ethics. The Board has adopted the Code of Ethics, which applies to all our employees, directors, and officers, including our President and Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller, and other senior financial officers. The Code of Ethics, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of business conduct and ethics” within the meaning of the listing standards of the NYSE. The Code of Ethics is posted on our website at www.regiscorp.com. The Code of Ethics is also available in printed form free of charge to any shareholder who requests it by writing to our Corporate Secretary, Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416. We intend to promptly disclose future amendments to certain provisions of the Code of Ethics, and any waivers of provisions of the Code of Ethics that are required to be disclosed under the rules of the SEC or under the listing standards of the NYSE, at the same location on our website.
Related Party Transactions. Our Board has adopted a Related Party Transaction Approval Policy requiring approval of all related party transactions for amounts exceeding $10,000 for the fiscal year. We did not have any related party transactions during fiscal 2021.
Complaint/hotline procedures. The Company’s Audit Committee Complaint Procedures, which are posted on our website at www.regiscorp.com, provide for the publication of a toll-free number and mailing address for complaints to be submitted to the Audit Committee.
14 |

Our Board’s Committees

Our Board’s Committees
The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Technology Committee. The composition of these committees at fiscal year-end is set forth below.
Our Board’s Committees
Director Name	Audit	Compensation	Nominating and Corporate Governance	Technology[1]
Felipe A. Athayde				■
Daniel G. Beltzman		■	■	■
Virginia Gambale		■		■ CHAIR
David J. Grissen	■[2]		■ CHAIR	■
Mark S. Light		■	■	■
Michael Mansbach				■ CHAIR-ELECT[3]
Michael J. Merriman	■ CHAIR[2]	■
M. Ann Rhoades	■	■ CHAIR
Meetings during fiscal 2021	6	4	4	4
1	Ms. Andrews joined the Technology Committee in September 2021
2	Denotes Audit Committee Financial Expert
3	The Board has appointed Mr. Mansbach as Chair of the Technology Committee effective at the Annual Meeting when Ms. Gambale’s term on the Board ends
The Board has determined that all members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee qualify as independent directors as defined under the NYSE corporate governance rules.
The charters of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Technology Committee may be viewed on our website at www.regiscorp.com under “Corporate Governance” on the “Investor Relations” page. The charters are also available in printed form free of charge to any shareholder who requests them by writing to our Corporate Secretary, Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416. The charters include information regarding the committees’ composition, purpose, and responsibilities.
Audit Committee
The Audit Committee assists the Board in discharging its oversight responsibility to the shareholders and investment community regarding: (i) the integrity of our financial statements and financial reporting processes; (ii) our internal accounting systems and financial and operational controls; (iii) our audit, accounting, and financial reporting processes; (iv) the engagement, qualifications, and independence of the independent auditor; (v) the performance of our internal audit activities; and (vi) compliance with our ethics programs, including the Code of Ethics, our whistle-blower policy, and legal and regulatory requirements.
In carrying out these duties, the Audit Committee maintains free and open communication among the Board, the independent auditor, and our management. The Audit Committee meets with management and the independent auditor at least quarterly, generally prior to our earnings releases to discuss the results of the independent auditor’s quarterly reviews and fiscal year-end audit.
The Board has determined that all members of the Audit Committee meet the NYSE definitions of independence and financial literacy for Audit Committee members. In addition, the Board has determined that each of Mr. Merriman and Mr. Grissen, both of whom are independent directors, is an audit committee financial expert (“ACFE”) for purposes of the SEC rules and possesses accounting or related financial management expertise required by the NYSE. Members serving on the Audit Committee do not currently serve on the audit committees of more than three public companies.
2021 PROXY STATEMENT | 15

Our Board’s Committees
Compensation Committee
The primary responsibilities of the Compensation Committee are to determine and approve, or to make recommendations to the Board with respect to, the compensation and benefits packages of the executives and to consider and to recommend incentive compensation and equity-based compensation plans. The Compensation Committee also reviews director compensation, oversees the evaluation of the Chief Executive Officer, and evaluates on an annual basis its own performance and the adequacy of its charter. Additional information about the responsibilities of the Compensation Committee is provided below in the Compensation Discussion and Analysis section of this Proxy Statement. The Board has determined that all members of the Compensation Committee also meet the NYSE definition of independence applicable to Compensation Committee members.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee discharges the Board’s responsibilities related to general corporate governance, including Board organization, membership, and evaluation. The Nominating and Corporate Governance Committee also monitors Board qualifications and orientation of new directors, manages the annual Chief Executive Officer evaluation, reviews and resolves any director conflicts of interest, and presents qualified individuals for election to the Board. In addition, the Nominating and Corporate Governance Committee annually reviews and further develops the Company’s Corporate Governance Guidelines. It also reviews and approves, if appropriate, any related party transactions in accordance with the Company’s Related Party Transaction Approval Policy. Finally, the Nominating and Corporate Governance Committee oversees the evaluation of the performance of the Board and each standing committee of the Board. For further information regarding our director nomination process, see “Director Nomination Process” above.
Technology Committee
The Technology Committee assists the Board by overseeing the Company’s technology strategy and planning, investments, prioritization, degree and pace of innovation, and related business purposes. The Technology Committee monitors the continuous flow of innovative, differentiated, leadership products in the markets currently served by the Company, and plans for the insertion of new technology into the Company’s long-range strategic plan. The Technology Committee also reviews and recommends disruptive products and technologies and reviews the costs, benefits, risks, and prioritization associated with significant technology investments and deployments. In addition, the Technology Committee reviews the Company’s cybersecurity measures and response plans and the adequacy of processes, tools, facilities, and technology leadership connected with product and technology development.
16 |

How Our Directors Are Paid

How Our Directors Are Paid
We designed our director compensation program to address the time, effort, expertise, and accountability required of active Board membership, with consideration given to industry comparisons of directors’ compensation. Our Board believes that annual compensation for non-employee directors should consist of both cash, to compensate directors for their service on the Board and its committees, and equity, to align the interests of directors and our shareholders. By vesting over time, equity awards also create an incentive for continued service on our Board.
Compensation of our directors is reviewed and determined by the Board on an annual basis. Employee directors do not receive any cash or other compensation for their services as directors. Each of the cash compensation and the equity compensation for non-employee directors who serve during only a portion of a fiscal year is pro-rated. In October 2020, for the third year in a row, the Board reviewed our director compensation and determined to not to increase the compensation program for fiscal 2021, which is described below:
•	An annual cash retainer of $70,000, which is paid quarterly;
•
An annual cash retainer of $20,000, $15,000, $12,500 and $20,000 for the chairs of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Technology Committee, respectively;

•
An annual grant of restricted stock units valued at $110,000, which vest monthly over a period of one year and pay out when the director leaves the Board, generally granted on the date of the director’s election or re-election at the annual meeting of shareholders; and

•
An additional payment of $90,000 for our independent Chair of the Board. As described below, Mr. Beltzman receives his independent Chair compensation in the form of cash. Until his term expired at the 2020 Annual Meeting, Mr. David Williams served as independent Chair and then as our independent Lead Director. Mr. Williams received an annual grant of restricted stock units valued at $90,000 payable that vested monthly over a period of one year and paid out when he left the Board, which were granted on the date of our last annual meeting of shareholders.

In October 2015, the Compensation Committee provided that Mr. Beltzman would henceforth receive cash in lieu of a director equity grant due to his beneficial ownership of greater than 20% of our outstanding common stock. Therefore, for his term ending October 26, 2021, Mr. Beltzman was entitled to receive an additional $110,000 in cash in lieu of an annual equity grant. For the same reasons, Mr. Beltzman receives the $90,000 annual payment for serving as independent Chair of the Board in the form of cash paid quarterly. In June 2021, as the result of a pre-determined contractual termination date, Birch Run Capital Advisors, LP ceased to serve as the registered investment advisor to Walnut BRC, LP and Torch BRC, LP., and therefore, no longer has any voting or investment power over the shares of our common stock held by those entities. As a result, Mr. Beltzman no longer beneficially owns greater than 20% of our outstanding common stock and, beginning in fiscal 2022, will receive the same cash and equity compensation as our other non-employee directors described above.
The following table shows, for each of the non-employee directors who served during the fiscal year ended June 30, 2021, information concerning their annual and long-term compensation earned during such fiscal year.
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Fiscal 2021 Director Compensation Table
Fiscal 2021 Director Compensation Table
Director Name	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	Total($)
Daniel G. Beltzman	146,250	—	146,250
Virginia Gambale	67,500	109,998	177,496
David J. Grissen	61,875	109,998	171,871
Mark S. Light	52,500	109,998	162,496
Michael Mansbach	3,076	40,685	43,761
Michael J. Merriman	67,500	109,998	177,496
M. Ann Rhoades	52,500	109,998	162,496
David P. Williams[2]	67,500	199,996	267,496
1
Values expressed represent the aggregate grant date fair value of restricted stock units granted during fiscal 2021, as computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 for a description of the assumptions used in calculating these amounts. Values end with rounding difference due to full number of shares at fair market value.

2	Mr. Williams did not stand for re-election when his term ended at the 2020 annual meeting of shareholders.
The following table shows, for each of our current non-employee directors, the aggregate number of stock and option awards outstanding as of June 30, 2021:
Director Name	Aggregate Stock Awards Outstanding as of 06/30/21 (#)	Aggregate Option Awards Outstanding as of 06/30/21 (#)
Daniel G. Beltzman	17,535	—
Virginia Gambale	32,770	—
David J. Grissen	60,792	—
Mark S. Light	60,792	—
Michael Mansbach	3,912	—
Michael J. Merriman	81,186	—
M. Ann Rhoades	49,296	—
18 |

2021 PROXY STATEMENT | 19

APPROVAL OF ADVISORY VOTE
ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
As required by SEC rules, we are providing shareholders with an annual, non-binding advisory vote to approve the executive compensation as disclosed in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. At the Annual Meeting, shareholders will vote on the following advisory resolution regarding the compensation of our Named Executive Officers as described in this Proxy Statement (commonly referred to as “Say-on-Pay”):
“RESOLVED, that the shareholders of Regis Corporation approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the ‘Compensation Discussion and Analysis’ section, and compensation tables and narrative discussion contained in the ‘Executive Compensation’ section in this Proxy Statement.”
Our executive compensation programs are based on our belief that attracting, retaining, and motivating talented executives is critical to the maintenance of our competitive advantage in the haircare industry and to the achievement of the business goals set by the Board. Accordingly, our executive compensation programs are designed to reward executives for achieving our financial and business goals, while also aligning our executives’ interests with those of our shareholders. In fact, our executives are highly encouraged to invest in the long-term success of our Company through our matching program, which promotes an ownership mentality amongst our leaders. We believe that we can best achieve these goals by providing our executives with a mix of compensation elements that incorporate cash and equity, as well as short-term and long-term components, and that are tied to our business goals, all as described in the following CD&A section of this Proxy Statement.
As described in the CD&A section of this Proxy Statement, we believe our fiscal 2021 results continue to yield the pay-for-performance alignment that the Compensation Committee is seeking for our shareholders. Importantly, we completed our brand-centric reorganization, we nearly finalized our conversion to an asset-light, technology-enabled, fully-franchised model with only 276 Company-owned stores remaining, we re-aligned our organizational structure and financial plans to better support our longer-term strategies and growth as an asset-light business, we focused on advancing our technological capabilities by promoting the adoption of OpenSalon® Pro by our eligible franchise-owned salons, and we implemented KPIs and MBOs, along with reporting and review processes, for positions of directors and above for fiscal 2022.
For a comprehensive description of our executive compensation program, philosophy, and objectives, including the specific elements of executive compensation that comprised the program in fiscal 2021, please refer to the CD&A section, as well as the Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow the CD&A section, in this Proxy Statement.
This advisory vote will not affect any compensation already paid or awarded to our Named Executive Officers and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will review and carefully consider the outcome of the vote. If there is a significant number of negative votes, the Compensation Committee will seek to understand the concerns that influenced the vote and consider them in making future executive compensation decisions.
Upon the recommendation of the Compensation Committee of the Board, the Board unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers.
20 |

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Background
Our Company
At Regis, we exist to unleash the beauty of potential. We have defined four specific values and reciprocal behaviors that will drive our direction and actions:
•	Foster Trust. Create powerful relationships by acting with empathy and integrity.
•	Create Community. Connect and collaborate with all your partners. Share the challenges as much as you celebrate the wins.
•	Be Brave. Dream big and courageously challenge the status quo.
•	Own It. You are empowered. Take responsibility and own your role and your results.
These values are who we are, they’re why we are. We live by these values every single day via our employees, franchisees, stylists, brands, services, and products. Our brands, which include Supercuts, SmartStyle, Cost Cutters, Roosters, and First Choice Haircutters, are in the business of making people look and feel their best.
As of June 30, 2021, the Company franchised, owned, or held ownership interests in 5,917 salon and beauty school locations in North America and beyond. We have substantially completed our multi-year transformation to an asset-light, technology-enabled, fully-franchised business with only 276 Company-owned salons remaining.
We believe in creating a culture of striving for the best for our approximately 2,500 employees, of whom approximately 500 serve our corporate and franchisor functions and 2,000 serve as field employees or at our remaining Company-owned salons, and extending that culture to our affiliates. We enable hundreds of people to become small business owners through our franchise system. And that culture is also diverse and inclusive; approximately 86% of our U.S.-based employees are women, and 46% of our U.S.-based employees are racial and ethnic minorities.
Our Strategic Transformation
In recent years, we undertook to complete a multi-year strategic transformation to accelerate the growth of our franchise model. In fiscal 2021, we pushed forward to embrace the full potential of this undertaking by completing a brand-centric corporate reorganization and nearly finalizing our strategic transformation into an asset-light, technology-enabled, fully-franchised business. In doing so, we re-aligned our corporate structure, our goals, and our budgeting process to match our asset-light model, we advanced our technological capabilities through franchisees’ adoption of our proprietary point of sale and salon management system, Opensalon® Pro, in 1,977 franchise-owned salon locations, and we furthered our pay for performance culture through the implementation of performance metrics for positions of directors and above for fiscal 2022.
As to the corporate re-alignment process, we developed a Zero-Based Organization (“ZBO”) design to align our corporate structure to those roles and capabilities needed as a brand-centric, fully-franchised business. We engaged an external consultant to help challenge our thinking as we embarked on this process. To begin, we set out a scope of work for each role within our corporate structure, we defined the right size of each business team based on resources and priorities, and then we defined the right corporate structure to succeed as an organization. This process resulted in the current structure of our Company, which has the right people in the right places, doing the right work, and being held accountable based upon the right metrics. And, in parallel with this ZBO process, we developed a Zero-Based Budget (“ZBB”) for all non-people general and administrative (“G&A”) expenses. During this process, each business team leader was required to justify every dollar in their proposed budget submission and the external ZBB consultant team ensured consistency, set policies, and confirmed that the budgeted expenses matched the priorities to be achieved by the Company. These steps ensure that our expenses are aligned with our new asset-light business model and respective priorities. As a result, our financial structure offers better visibility into and control over our expenses and corporate and personal accountability for our budgets.
2021 PROXY STATEMENT | 21

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
As to the furtherance of our pay for performance culture, we implemented a formal top-down Management by Objectives (“MBO”) process, which set performance metrics for the positions of directors and above for fiscal 2022. First, the Company developed the overall key business objectives of the organization and then cascaded down those objectives to each business team leader. Thereafter, each business team leader and its director-level and above reports developed individual Key Performance Indicators (“KPIs”), or goals used to evaluate the performance of those positions, which directly correspond to the Company’s key business objectives. And, manager-level positions within a business team assumed the same KPIs as their director-level leaders. We then tied those KPIs to future bonuses to ensure that bonuses are only paid out if the Company meets or exceeds its key business objectives for the year.
Our Leaders
As discussed above, we completed a brand-centric corporate reorganization that resulted in changes to our leadership. As part of this reorganization, we completed the transition to, and onboarding of, our President and Chief Executive Officer, Felipe Athayde, upon the retirement of Hugh Sawyer. In addition, and to accelerate our Company’s growth plans, we created a new position, Chief Strategy Officer, and appointed Matthew Doctor to this position. Finally, to solidify our brand-centric reorganization, we appointed Mr. Shawn Thompson to the position of President of Supercuts and Jim Lain to the position of President of SmartStyle and Portfolio Brands, a natural transition from his former role as Chief Operating Officer. This shift resulted in the departure of certain executive officers, including Eric Bakken. James Townsend also departed at the end of the fiscal year in connection with his family’s relocation to the United Kingdom for personal reasons.
The CD&A section of this Proxy Statement will provide you with information concerning the basic objectives, principles, decisions, material elements, processes, amounts, and rationale underlying the compensation of our Named Executive Officers (“NEOs”). For fiscal 2021, our NEOs are:
Name	Title	Period of Employment
Felipe A. Athayde	President and Chief Executive Officer	October 2020 - present
Kersten D. Zupfer	Executive Vice President and Chief Financial Officer	February 2007 - present
Chad Kapadia	Executive Vice President and Chief Technology Officer	June 2018 - present
Amanda P. Rusin	Executive Vice President, General Counsel, and Corporate Secretary	January 2018 - present
James A. Townsend	Former Executive Vice President and Chief Marketing Officer	April 2019 - June 2021
Hugh E. Sawyer	Former Chair of the Board, President and Chief Executive Officer	April 2017 - October 2020
Eric A. Bakken	Former Executive Vice President and President - Franchise	January 1994 - December 2020
22 |

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Our Executive Pay Plan
Our fiscal 2021 compensation plan includes four main components: base salary, short-term incentives, a matching share program, and long-term incentives.
The cash elements of our fiscal 2021 compensation plan include:
Element	Form	Metric	Performance Period	Objective
Base Salary	Cash	Fixed	N/A	Provide a base level of compensation for executive talent.
Annual Incentive (“AIC” or “Bonus”)	Cash (unless executive elects to purchase equity with cash payout)	Transition to Fully Franchised Model: Vendition and Salon Closures (30%)	1 year
Motivate executives to meet and exceed objectives aligned with our annual strategic plan; executives may elect to contribute up to half of their earned fiscal 2021 Bonus to purchase shares of the Company’s common stock and have such purchase matched at a rate of up to 200%, dependent on the executive’s underlying contribution under our matching share program.

Franchise Adoption of Opensalon® Pro (25%)
Transition the Organization and G&A Structure to the “Future State” Structure and Budget (25%)
Launch KPI and MBO Process to drive results and performance (20%)
The equity elements of our compensation plan include our matching share program and our long-term incentive plan. Under our matching share program, we offer to our executives the opportunity to contribute up to 50% of their annual non-equity cash incentive awards received to purchase shares of our common stock, which are matched with a grant of restricted stock units (“RSUs”) equal to a value of up to 200% of the contribution for a 50% contribution (100% for a 25% contribution). Matching RSUs granted in fiscal 2021 were subject to five-year cliff vesting.
Under our long-term incentive plan in effect for fiscal 2019 to fiscal 2021, we offered to our executives front-loaded, five-year long-term incentive awards that deliver 75% of the long-term value in the form of performance stock units (“PSUs”) tied to the achievement of three-year stock price goals with additional two-year service vesting requirements and the remaining 25% in the form of RSUs with cliff vesting after three years.
Information about changes to our matching share program and long-term incentive plans that were approved subsequent to fiscal 2021 is described below.
Our 2020 Say-on-Pay Vote Result
In 2018, we introduced a new executive compensation program, including the matching share program and the front-loaded long-term incentive plan described above. Members of our Board and Company management engaged with shareholders to understand their views on this new program. We believe that shareholders understood our ownership-based, pay for performance philosophy, which resulted in a high level of support for our say-on-pay vote for fiscal 2020, for which shareholders holding 98.7% of the shares voted on the proposal voted in favor of our executive compensation.
How We Design Executive Pay
Compensation Philosophy
Our executive compensation programs are based on our belief that attracting, retaining, and motivating talented executives is critical to the maintenance of our competitive advantage in the haircare industry and to the achievement of the business goals set by the Board. Accordingly, our executive compensation programs are designed to reward executives for achieving our financial and business goals, while also aligning our executives’ interests with those of our shareholders.
2021 PROXY STATEMENT | 23

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee has adopted a compensation philosophy that centers on the following guiding principles:
Generally target total direct compensation at market rates, with the following considerations:
•
Achieving our desired competitive position will occur over time and will consider not only the total program value, but also the reward vehicles that are used (i.e., performance-based incentives versus fixed benefits).

•
Moving toward the market median will consider our size and performance relative to peers (noted below) to ensure that targeted compensation is appropriately calibrated and that realizable compensation is consistent with absolute and relative performance.

Align with shareholder interests by designing a compensation portfolio that pays for performance.
•
For fiscal 2021, the Compensation Committee set challenging annual incentive performance expectations related to our conversion to a fully franchised model, resetting our organizational structure and financial plans to better support our longer-term strategies and growth, promoting the adoption of Opensalon® Pro by our eligible franchise-owned salons, and implementing fiscal 2022 KPIs and MBOs, along with reporting and review processes, for positions of directors and above.

The Compensation Committee also recognizes the need to remain flexible to address particular circumstances as they arise so that we can remain competitive in retaining talent and to incentivize executives to achieve our current strategic objectives.
Review of External Market Data
The Compensation Committee considers compensation in the external market as one factor in its executive compensation decisions, examining both relevant broad retail industry data and data from a group of companies it considers its peers. At the beginning of fiscal 2021, with the assistance of its independent compensation consultant, Pay Governance LLC (“Pay Governance”), the Compensation Committee selected a new set of peer companies to be used for compensation benchmarking purposes. That peer group includes the following companies:
Biglari Holdings	e.l.f. Beauty	Nature’s Sunshine
Carriage Services	El Pollo Loco Holdings	OneSpa World
Del Taco Restaurants	Franchise Group	Ruth’s Hospitality
Denny’s Corporation	Jack in the Box	Select Interior Concepts
Dine Brands Global, Inc.	LifeVantage	StoneMor
The Compensation Committee identified these peers through a rigorous process designed to identify companies that are aligned with Regis considering dimensions including industry adjacency, business model, company market capitalization, and revenue. It selected this peer group in the belief that it represents a balanced set of comparator companies, with Regis near the peer group median on key metrics. At the time the peer group was selected, Regis was positioned near the 62nd percentile in terms of revenue and near the 51st percentile in terms of market capitalization. As of the end of fiscal 2021, Regis remained near the median of the peer group in terms of revenue, but fell within the bottom quartile in terms of market capitalization.
In fiscal 2021, we did not make routine changes to base salaries or annual cash incentive opportunities for our NEOs. Accordingly, we did not benchmark our fiscal 2021 executive compensation against our peer group or the broader market. We view peer benchmarking as a valuable tool and plan to reassess its use once our strategic transformation is complete and our peer group is similarly revised to reflect our revised business model. In fiscal 2021, the Compensation Committee approved compensation levels for our newly hired executives, including Mr. Athayde in connection with his appointment as our President and Chief Executive Officer, as described below.
Role of the Compensation Committee
The Compensation Committee is charged with developing and administering the base salary, annual and long-term incentives, and benefit programs for our executives. Our annual cash incentive program is typically referred to as our “bonus” program, and the bonus payments are generally reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table of this Proxy Statement. In developing our compensation programs, a basic objective for the Compensation Committee was that the total compensation awarded to the NEOs be fair, reasonable, and competitive in relation to the median compensation for similar positions within our peer group, as identified above, as well as in the broader retail market. This objective is consistent with our executive pay philosophy.
24 |

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of our executives. Accordingly, the primary duties and responsibilities of the Compensation Committee are:
•	to determine and approve, or make recommendations to the Board with respect to, the compensation of all executives; and
•	to consider and recommend the structure of, and changes to, our incentive compensation, equity-based plans, and benefit programs.
Role of Executive Officers in Compensation Decisions
Our President and Chief Executive Officer furnishes his input to the Compensation Committee regarding the compensation of the Company’s executives, including the other NEOs, and he may be present during deliberations and voting on the other executives’ compensation. However, our President and Chief Executive Officer is not present during deliberations and voting regarding his own compensation or during other executive sessions of the Compensation Committee.
Role of the Independent Compensation Consultant
Since fiscal 2018, the Compensation Committee has used Pay Governance as an independent consulting firm to provide executive compensation consulting services to the Compensation Committee. The Compensation Committee assessed Pay Governance’s independence pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Pay Governance from independently representing the Compensation Committee.
Since fiscal 2018, Pay Governance worked with the Compensation Committee and Company management to establish incentive plan designs, supported the Compensation Committee with shareholder engagement efforts, and assisted the Compensation Committee on other activities in support of its responsibilities as set forth in its charter. The Chair of the Compensation Committee worked directly with Pay Governance to determine the scope of the work needed to assist the Compensation Committee in its decision-making processes. Pay Governance worked with management, at the direction of the Compensation Committee, to fully understand the future business direction and the historical, current, and desired future direction of our pay policies and practices, as well as to facilitate the development of our compensation strategies, including the approach to determining compensation levels.
2021 PROXY STATEMENT | 25

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Elements of the Executive Compensation
Program in Fiscal 2021
Base Salary Decisions for Fiscal 2021
The Compensation Committee did not modify our NEOs’ base salaries for fiscal 2021, which were consistent with fiscal 2020 base salaries. The base salary for Mr. Athayde, our new President and Chief Executive Officer, was determined with the assistance of an external pay consultant, Pay Governance LLC, and included a review of CEO compensation levels and trends across similarly situated companies, as well as negotiations between the Company and Mr. Athayde, as described in greater detail below.
As a result, base salaries for our NEOs for fiscal 2021 were as follows:
Name	Base Salary at June 30, 2020 (Annualized) ($)	Base Salary at June 30, 2021 (or Date of Termination, if earlier) (Annualized) ($)	Increase/(Decrease) (%)
Felipe A. Athayde	—	700,000	—
Kersten D. Zupfer	425,000	425,000	—
Chad Kapadia	600,000	600,000	—
Amanda P. Rusin	350,000	350,000	—
James A. Townsend	495,000	495,000	—
Hugh E. Sawyer	950,000	950,000	—
Eric A. Bakken	495,000	495,000	—
Annual Incentive Decisions for Fiscal 2021
The Compensation Committee determines the annual incentive compensation (“AIC” or “bonus”) payouts each year in accordance with our Short Term Incentive Plan (“Short Term Plan”).
The Compensation Committee annually selects bonus metrics for the Short Term Plan that align executives’ incentives with our strategic objectives. The goals for our fiscal 2021 annual incentive plan were aligned with our top priorities for our business for the year: converting to a fully franchised model, aligning our organizational structure and financial plans to better support this model, promoting the adoption of Opensalon® Pro by our franchisees, and transitioning our organization to a focus on KPIs and MBOs for fiscal 2022. Further, the Compensation Committee applied a liquidity funding gate to the Short Term Plan, whereby if the Company failed to meet a specific liquidity goal, then there would be no payout of any bonus amounts.
Name	Target AIC (as a Percentage (%) of Salary)	Target AIC ($)
Felipe A. Athayde	125	656,250[1]
Kersten D. Zupfer	60	255,000
Chad Kapadia	60	360,000
Amanda P. Rusin	70[2]	215,833
James A. Townsend	60	297,000[3]
Hugh E. Sawyer	60	570,000
Eric A. Bakken	75	371,250[4]
1	Mr. Athayde’s Target AIC is prorated from the commencement of his employment in October 2020 through the end of the fiscal year. The Target AIC reported above reflects the pro-rated Target AIC amount.
2
Ms. Rusin’s Target AIC Percentage was 50% until November 30, 2020 and then increased to 70% thereafter, to align with her increased level of responsibilities. The Target AIC reported above reflects this blended rate.

3
Following his resignation on the last day of our fiscal year, Mr. Townsend remained eligible to receive his annual bonus for fiscal 2021, to the extent earned, to be paid at the same time as bonus payments to the Company’s other executive officers.

4	Pursuant to the terms of his separation agreement, Mr. Bakken was entitled to a prorated payout of his Target AIC, which resulted in a payment to him equal to $185,625.
26 |

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Performance Measure	Weighting	Performance Goal[1]		Award Multiplier
Transition to Fully Franchised Model: Venditions and Closures	30%	Maximum	Company-Owned Salon Count = 0 by end of fiscal 2021 (which does not exclude any Company-owned SmartStyle salons)	200%
		Threshold/Target	Company-Owned Salon Count = 0 by end of fiscal 2021 (which may exclude up to 150 SmartStyle salons that remain Company-owned)	100%
Franchise Adoption of Opensalon® Pro	25%	Maximum	100% of Franchise Salons	200%
		Target	50% of Franchise Salons	100%
		Threshold	35% of Franchise Salons	50%
Transition the Organization and G&A Structure to the “Future State” Structure and Budget	25%	Maximum	Q4 FY21 Total Company G&A = $22M	200%
		Target	Q4 FY21 Total Company G&A = $26.9M	100%
		Threshold	Implement Zero-Based Budgeting (“ZBB”) and Zero-Based Organization (“ZBO”) structure processes by May 2021	75%
Launch KPI/MBO Process to Drive Results and Performance	20%	Maximum	All employees will have KPIs and MBOs and reporting and review processes in place by the beginning of FY22	200%
		Threshold/Target	Directors and above will have KPIs and MBOs and reporting and review processes in place by the beginning of FY22	100%
1
If the measured amount achieved is between two performance goals, the award multiplier will be determined through straight line interpolation, with the exception of the fourth goal (Launch KPI/MBO Process to Drive Results and Performance).

In setting the metrics for fiscal 2021, the Compensation Committee:
•	Defined achievement of the Transition to Fully Franchised Model: Venditions and Closures metric based on gross number of Company-owned salons operating at the end of fiscal 2021; and
•
Defined achievement of the Franchise Adoption of Opensalon® Pro metric based upon total percentage of eligible franchise-owned salons that have adopted Opensalon® Pro by the end of fiscal 2021. Adoption means (a) actual utilization of Opensalon® Pro and/or (b) signed software agreements during fiscal 2021 for the utilization/implementation of Opensalon® Pro by July 1, 2022.

2021 PROXY STATEMENT | 27

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
In August 2021, the Compensation Committee evaluated performance against the metrics. As an initial matter, the Compensation Committee determined that the Company achieved $54.2 million as compared to the liquidity funding threshold of $38.7 million, which is measured as the gap between total liquidity and debt covenant requirements, such that bonus amounts would be paid in accordance with the other metrics. The Compensation Committee then considered each performance measure and determined the total target AIC payout percentages as set forth in the following table.
Performance Measure	Actual Result	Achievement Metric	Compensation Committee Comments and Discretion	Payout Percentage of Total Target AIC (%)
Transition to Fully Franchised Model: Venditions and Closures	Company-Owned Salon Count = 276	33% of threshold/target, yielding payout at 0% of total target AIC
Considered the unique challenges associated with venditioning salons in the midst of the COVID-19 pandemic and elected to recognize key accomplishments, including significant progress made in accelerating venditions of 1,352 of the 1,632 eligible salons, including negotiating lease buy-outs for SmartStyle locations, which resulted in significant EBITDA savings annualized over multiple years.

In recognition of these accomplishments, and the net economic benefit to continue operating the Company-Owned SmartStyle salons as compared to other alternatives, the Compensation Committee applied positive discretion to award a payout equal to one-third of the target for this metric, resulting in a payment equal to 9.9% of total target AIC.
				9.9
Franchise Adoption of Opensalon® Pro	Opensalon® Pro adoption by 1,977 out of 5,421 (36%) eligible franchise-owned salons[1]	55% of target, yielding payout at 13.7% of total target AIC	—	13.7
Transition the Organization and G&A Structure to the “Future State” Structure and Budget	Implement ZBB and ZBO structure processes Q4 Total Company G&A of $22.8 million	184% of target, yielding payout at 45.9% of total target AIC	—	45.9
Launch KPI/MBO Process to Drive Results and Performance	Directors and above have KPIs and MBOs and reporting and review processes in place	100% of threshold/target, yielding payout at 20% of total target AIC	—	20
1	Total number of eligible salons (5,421) is a conservative number; there are only 4,848 eligible salons because our Canadian salons cannot migrate to Opensalon® Pro.
28 |

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Each executive received a payout equal to 89.5% of his or her total target AIC. In each case, the Compensation Committee’s determinations were subject to completion of the audit of the Company’s annual financial statements. Accordingly, the resulting fiscal 2021 total AIC payouts are listed in the table to the right for the executives who were eligible for such payments under the Short Term Plan. Upon Mr. Sawyer’s retirement and Mr. Bakken’s separation, they each ceased to be eligible for a payout under the Short Term Plan; however, see the discussion below regarding payments made to Mr. Bakken in connection with his separation. The calculated portion of the AIC payout related to the achievement metrics set at the beginning of the fiscal year is reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.
NEO	Calculated AIC %	Total AIC Payout ($)
Felipe A. Athayde	89.5	587,344
Kersten D. Zupfer	89.5	228,225
Chad Kapadia	89.5	322,200
Amanda P. Rusin	89.5	193,171
James A. Townsend	89.5	265,815
PSUs with 2019-2021 Performance Period
In fiscal 2019, we granted PSUs to certain of our executives as part of our executive pay plan. These PSUs had a three-year performance period with performance assessed as of July 1, 2021, which required the Company’s achievement of a three-year stock price performance goal, after which award recipients would be required to wait an additional two years (until the fifth anniversary of the grant) to achieve vesting. In August 2021, the Compensation Committee determined that the performance goal had not been achieved, and therefore, the PSUs were not earned.
SPMP and Matching RSU Grants in Fiscal 2021
In fiscal 2019, we adopted our Stock Purchase and Matching RSU Program (“SPMP”), under which our executives and other eligible employee participants are able to elect to contribute up to half of their earned annual bonus under the Short Term Plan, net of normalized tax withholding, to purchase shares of our common stock and the Company will provide a matching grant of RSUs with a value equal to up to 200% of their contribution to the plan (before deducting any related or normalized tax withholding). These RSUs are subject to a five-year cliff vesting condition and participants are also required to hold their underlying purchased shares for the same five-year period.
Beginning with fiscal 2019 earned bonuses, eligible executives could elect to contribute 25% of their earned bonus, net of normalized tax withholding, to purchase shares and receive a 100% match on their contribution (before deducting any related or normalized tax withholding); and eligible executives could elect to contribute 50% of their earned bonuses, net of normalized tax withholding, to share purchases and receive a 200% match on their contribution (before deducting any related or normalized tax withholding). Ms. Zupfer, Ms. Rusin, and Mr. Townsend participated in the SPMP during fiscal 2021, by each contributing 50% of their fiscal 2020 bonus payout to the purchase of shares and receiving a matching grant of RSUs equal to 200% of their contribution.
Name	% of Fiscal 2020 Bonus Payout Contributed
Kersten D. Zupfer	50
Amanda P. Rusin	50
James A. Townsend	50
Other Compensatory Decisions Applicable to Fiscal 2021
RSU Grant to Incentivize Ms. Zupfer and Ms. Rusin’s Retention and Leadership
On February 8, 2021, after considering each of Ms. Zupfer and Ms. Rusin’s extensive contributions to the Company during the global COVID-19 pandemic, the Compensation Committee granted to each of Ms. Zupfer and Ms. Rusin an award of 6,307 RSUs, valued at $66,665, to incentivize each of them to remain with the Company and to continue their leadership positions with the Company. The awards will cliff vest on the first anniversary of the grant date.
2021 PROXY STATEMENT | 29

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Compensation Arrangement with Mr. Athayde
On September 4, 2020, we extended an offer of employment to Mr. Athayde for the position of President and CEO of the Company. Before determining the final compensation arrangement to be offered, the Compensation Committee and the Board conferred with Pay Governance, reviewed CEO compensation levels and trends across similarly situated companies using SEC filings and publicly available data from relevant published survey sources, reviewed compensation levels for first-time CEOs, considered other potential opportunities available in the market, and engaged in negotiations with Mr. Athayde. Thereafter, Compensation Committee unanimously agreed upon the compensation package to be offered to Mr. Athayde. The terms of Mr. Athayde’s compensation arrangement, including his sign-on equity awards, are described in more detail below.
Separation Arrangement with Mr. Sawyer
On September 3, 2020, in connection with our transition to a new President and CEO, we entered into a Transition Services and Release Agreement with Mr. Sawyer. Before determining the final terms of this separation arrangement, the Compensation Committee and the Board evaluated the terms of Mr. Sawyer’s employment agreement and his contributions to the Company during his tenure as President and CEO and engaged in negotiations with Mr. Sawyer related to his continued support of the Company during the transition to a new President and CEO. Thereafter, the Compensation Committee unanimously agreed upon the terms of Mr. Sawyer’s separation arrangement, including the compensation for Mr. Sawyer’s consulting services to the Company following his retirement.
Other Outstanding Awards
From time to time, the Compensation Committee may also make equity grants in other circumstances, such as recruiting new executive talent, upon the promotion of an executive, and to retain key individuals. During the past three fiscal years, we made a significant number of new hires to our executive team and granted these individuals sign-on equity awards as an inducement. The awards described below were granted prior to the most recently completed fiscal year and remained outstanding as of June 30, 2021 and are also reflected in the Outstanding Equity Awards table and Option Exercises and Stock Vested table below, as applicable.
•
Promotion Equity Awards to Ms. Zupfer in November 2019, that were designed to align her level of equity incentives with her new position, with such awards having the same terms as the award granted to NEOs in fiscal 2021 in connection with the first year of our new pay plan.

In addition, certain NEOs have outstanding equity awards that were granted prior to the adoption of our current executive pay plan in fiscal 2019.
PSUs with 2020-2022 Performance Period
In fiscal 2019, we granted PSUs to Ms. Zupfer and Mr. Townsend, which have a three-year performance period with performance accessed as of November 11, 2022, and April 8, 2022, respectively. The fiscal 2019 PSUs performance measure was end-of-period share price, meaning the volume-weighted average closing price of the Company’s common stock across the 50 trading days that end November 11, 2022, and April 8, 2022, respectively. For Ms. Zupfer, the end-of-period share price must equal or exceed $25.82, and for Mr. Townsend, the end-of-period share price must equal or exceed $27.57. As to Ms. Zupfer, after conclusion of the performance period, the number of PSUs earned will vest immediately upon certification by the Compensation Committee. In connection with Mr. Townsend’s resignation from the Company, he forfeited his PSUs.
Benefits
Consistent with our current compensation philosophy, we provide minimal benefits, and these benefits align with the market median and with current market practices. The benefits we provided to our NEOs in fiscal 2021 are summarized in the footnotes to the Summary Compensation Table in this Proxy Statement or are otherwise reported in the accompanying tables, including footnotes. Current benefits for our NEOs include core benefits available to all full-time employees (e.g., coverage for medical, dental, prescription drugs, basic life insurance, and long-term disability coverage).
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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Key Compensatory Decisions Applicable to Fiscal 2022
Subsequent to fiscal 2021, the Compensation Committee engaged in its annual review of executive compensation for purposes of considering compensation for fiscal 2022. Key changes to the compensation program for fiscal 2022 include:
•
Expansion and Modification of SPMP—The Compensation Committee amended the SPMP to, among other things, expand participation in the SPMP to all director-level and above employees, with varying matching percentage opportunities based on employee levels. Commencing with matching RSUs granted for participation related to fiscal 2021 bonus payouts, matching RSUs will now vest as to 20%, 20%, and 60% of the RSUs on the first, second, and third anniversaries of the grant date, provide for pro-rata acceleration of vesting for qualifying terminations, and align the forfeiture provision for selling related shares to the revised vesting schedule. The Compensation Committee approved the expansion of the SPMP, which will replace other annual equity awards to non-executive employees, to provide the same opportunity for a broader group of Company leaders to participate in the Company’s ownership-based compensation program.

•
Adoption of Fiscal 2022 Long Term Incentive Plan Program—The Compensation Committee approved a new long-term equity incentive program for fiscal 2022. As discussed above, our reorganization contributed to significant changes in our leadership team following Mr. Athayde’s appointment less than one year ago. To align the reconstituted leadership team under our new CEO, the Committee determined it was appropriate to award long term equity incentive awards for the executive officers for fiscal 2022. These one-time awards were delivered half in the form of stock options and half in the form of cash-settled stock appreciation rights, compensating leaders only to the extent our shareholders benefit through stock price appreciation. The awards will vest on the first three annual anniversaries of the date of grant in increments of 20%, 20% and 60% of the shares, respectively. Consistent with past practice, the Committee expects these awards, coupled with the continuation of the SPMP, to provide the desired alignment of the leadership team with shareholders’ interests.

These changes described above will be discussed in more detail and reflected in the compensation tables in next year’s proxy statement.
2021 PROXY STATEMENT | 31

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Governance Policies and Additional
Compensation-Related Items
We believe in holding ourselves to a high standard of ethics, transparency, and accountability. Accordingly, we have adopted corporate governance practices and policies that, in many cases, go beyond SEC and NYSE requirements to reflect emerging best practices.
Compensation Practice	Regis Policy
Independent Compensation Committee	Our Compensation Committee is composed solely of directors who are independent under the standards of the SEC and the NYSE, including the higher standards applicable to Compensation Committee members.
Clawback Policy	Our “clawback” policy permits us to recover certain equity as well as cash incentive payments from executive officers whose misconduct or negligence resulted in a significant financial restatement.
Limited Severance Benefits and Perks	We have benchmarked and implemented market severance terms (generally, base salary plus bonus, or two times base plus bonus after a change in control), while retaining our “double trigger” structure.
No Tax Gross-Ups	We do not provide tax gross-ups on perquisites or “golden parachute” payments.
Frozen Supplemental Retirement Benefit Plan
We froze the benefits under our supplemental retirement benefit plan as of June 30, 2012, as well as certain executive life insurance benefits. Mr. Bakken is the only NEO who so qualifies, and following the termination of his employment on December 31, 2020, there are no further participants.

Stock Ownership Guidelines	We have meaningful stock ownership guidelines for our executives, discussed in more detail below.
Hedging Restrictions/ Prohibitions
Our insider trading policy prohibits our directors, officers, other employees, and designees of the foregoing from purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our common stock, including shares held directly or indirectly (however, our policy does not prohibit general portfolio diversification transactions).

Pledging Restrictions/ Prohibitions
Our insider trading policy prohibits our employees, officers, and directors from holding our stock in a margin account or pledging it as collateral for a loan, except in the limited circumstance that an individual has demonstrated financial capacity to repay the loan without resort to the pledged securities and obtains approval from our General Counsel.

Independent Compensation Consultant	Pay Governance has advised our independent Compensation Committee since fiscal 2018.
Risk Assessment	We consider risk in our compensation programs and periodically conduct a risk assessment, which is led by our independent compensation consultant.
Annual Say-on-Pay Vote	Every year, we offer our shareholders the opportunity to cast an advisory vote on our executive compensation.
No Repricing or Exchange of Underwater Options/SARs	Our plan prohibits the repricing or exchange of underwater stock options and stock appreciation rights without shareholder approval.
Stock Ownership by Our Continuing Named Executive Officers
The Board believes that each of our executives who has reached the level of Senior Vice President or above should be a shareholder and should have a significant financial stake in the Company. Accordingly, the Compensation Committee adopted stock ownership requirements, which are reflected in our Corporate Governance Guidelines, requiring each executive to hold our common stock having a fair market value equal to a multiple of their base salary, as set forth below:
•	Chief Executive Officer—3x annual base salary
•	Executive Vice President—2x annual base salary
•	Senior Vice President—1x annual base salary
32 |

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
The current stock ownership requirements were established in April 2013. All shares beneficially owned by an executive are included in the calculation, except that shares subject to performance-based vesting conditions, shares subject to unexercised stock options, and SARs are not included. For purposes of the stock ownership calculation, shares are valued at the greater of (i) the average closing price of one share of the Company’s common stock during the most recent fiscal year and (ii) the closing price on the last day of the most recent fiscal year.
In addition, our Corporate Governance Guidelines require executives to retain at least 75% of the shares they received from equity compensation awards, net of shares withheld or tendered to satisfy withholding taxes, until the stock ownership requirement is satisfied. Accordingly, Ms. Zupfer and Mr. Kapadia remain subject to this holding requirement.
The Nominating and Corporate Governance Committee is responsible for measuring and monitoring compliance with these guidelines.
	Stock Ownership Guideline	Current Ownership Level[1]
Felipe A. Athayde	3x	4.8x
Kersten D. Zupfer	2x	1.1x
Chad Kapadia	2x	1.0x
Amanda P. Rusin	2x	2.0x
1	As of the end of fiscal 2021.
Employment Agreements and Post-Employment Compensation
Three of the NEOs named in this Proxy Statement, Ms. Zupfer, Mr. Sawyer, and Mr. Bakken, are or were parties to written employment agreements with the Company. Pursuant to their employment agreements, these NEOs are entitled to certain compensation and other benefits if their employment terminates due to certain articulated reasons (including in connection with a change in control), as described below under “Summary of Executive Agreements.” Further, these employment agreements contain covenants not to compete or solicit, as well as confidentiality provisions, which the Compensation Committee considers especially valuable in the event of an executive’s termination of employment. These employment agreements also provide for post-termination payments, which are conditioned upon signing, and not rescinding, a release of claims and complying with the restrictive covenants in the employment agreement.
The Compensation Committee and the Board recognize the importance of avoiding the distraction and loss of key management personnel that may occur in connection with any rumored or actual change in control of the Company. Accordingly, the Compensation Committee and Board have structured change in control provisions to incentivize executives to remain employed by the Company while a transaction is under consideration or pending, and to not favor one transaction structure over another merely because of the impact on the executive’s compensation. These provisions are discussed below in the section captioned “Summary of Executive Agreements.”
Our NEOs who are not parties to employment agreements (including Mr. Athayde) are entitled to severance benefits under a senior executive severance policy adopted by the Compensation Committee in May 2020. Under this severance policy, Senior Vice Presidents and above who are not parties to employment agreements are entitled to receive certain severance benefits if their employment is terminated without cause. To receive severance benefits under this policy, an eligible executive must sign, and not rescind, a release of claims and must comply with one-year non-competition and non-solicitation covenants. The terms of this policy are discussed in the section captioned “Senior Executive Severance Policy.”
While not subject to an employment agreement, we entered into a letter agreement with Mr. Athayde that sets forth the terms of his employment with the Company. The terms of the letter agreement with Mr. Athayde include, among others, establishing his annual base salary and his annual target payout for his annual cash bonus. The letter agreement also sets forth certain negotiated terms related to Mr. Athayde leaving his prior employment to accept this position at the Company, including a signing bonus (which is subject to pro-rata repayment if he is terminated under certain circumstances prior to the first anniversary of the date he commenced employment) and sign-on equity awards, as well as providing for reimbursement of his relocation expenses, including temporary housing, for up to 12 months, up to an aggregate amount of $150,000. As a condition to his employment with the Company, Mr. Athayde entered into the Company’s customary restrictive covenants agreement, including non-compete, non-disclosure, non-solicitation, and non-hire covenants. The terms of the letter agreement are discussed in the section captioned “Compensatory Arrangements with Mr. Athayde.”
2021 PROXY STATEMENT | 33

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Deductibility of Executive Compensation
Code Section 162(m) precludes the Company from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees” (which as of fiscal 2021, includes the President and Chief Executive Officer, Chief Financial Officer, our three other most highly compensated executives, and certain former employees identified as a covered employee in fiscal 2018 or any subsequent year).
The Compensation Committee continues to believe that a significant portion of our executives’ compensation should be tied to the Company’s performance and that shareholder interests are best served if the Company’s discretion and flexibility in structuring and awarding compensation is not restricted, even though some compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expenses to the Company. The Compensation Committee’s ability to continue to provide a competitive compensation package to attract, motivate, and retain the Company’s most senior executives is considered critical to the Company’s success and to advancing the interests of its shareholders.
Regulatory Considerations
The Compensation Committee considered (i) the accounting treatment of various types of equity-based compensation under Accounting Standards Codification (“ASC”) Topic 718 and (ii) the non-deductibility of excess parachute tax payments under Code Section 280G (and the related excise tax imposed on covered employees under Code Section 4999) in its design of executive compensation programs. In addition, the Compensation Committee considered other tax and accounting provisions in developing the compensation programs for our NEOs. These considerations included the special rules applicable to non-qualified deferred compensation arrangements under Code Section 409A, as well as the overall income tax rules applicable to various forms of compensation. While the Compensation Committee strove to compensate our NEOs in a manner that produced favorable tax and accounting treatment, its main objective was to develop fair and equitable compensation arrangements that appropriately motivate, reward, and retain those executives.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the management of the Company. Based on its review and related discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Daniel G. Beltzman
Virginia Gambale
Mark S. Light
Michael J. Merriman
M. Ann Rhoades, Chair
Members of the Compensation Committee
34 |

EXECUTIVE COMPENSATION TABLES
EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table shows each individual who served as our principal executive officer in fiscal 2021, the individual who served as our principal financial officer in fiscal 2021, the three other most highly compensated executive officers in fiscal 2021 who were still serving as such on June 30, 2021, and one additional individual who served as an executive officer during part of fiscal 2021 but who was not serving as an executive officer at the end fiscal 2021 and whose total compensation for the year would have made the individual one of the three most highly compensated executives officers for the fiscal 2021 (together, referred to as the “Named Executive Officers” or “NEOs”), information concerning compensation earned for services in all capacities during each of the fiscal years ended June 30, 2021, 2020, and 2019.
Name and Principal Position	Fiscal Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation[5] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[6] ($)	All Other Compensation[7] ($)	Total ($)
Felipe A. Athayde President and Chief Executive Officer[8]	2021	520,064	2,500,000	2,500,000	4,218,453	587,344	—	169,118	10,494,979
Kersten D. Zupfer Executive Vice President and Chief Financial Officer[9]	2021	457,000	—	300,721	—	228,225	—	270	986,216
	2020	393,097	43,750	553,484	—	190,312	—	430	1,181,073
Chad Kapadia Executive Vice President and Chief Technology Officer	2021	600,000	—	—	—	322,200	—	36,677	958,877
	2020	558,596	69,900	599,988	—	304,065	—	18,293	1,550,842
	2019	495,000	42,768	1,262,125	—	204,930	—	13,040	2,017,863
Amanda P. Rusin Executive Vice President, General Counsel and Chief Development Officer[10]	2021	382,000	—	251,680	—	193,171	—	42,163	869,014
James A. Townsend Former Executive Vice President and Chief Marketing Officer[11]	2021	495,000	—	317,785	—	265,815	—	50,321	1,128,921
	2020	475,279	59,400	—	—	258,390	—	21,728	814,797
Hugh E. Sawyer Former President and Chief Executive Officer[12]	2021	244,808	—	—	—	570,000	—	1,255,372	2,070,180
	2020	861,821	—	—	—	—	—	28,040	889,861
	2019	950,000	145,802	6,588,878	—	715,431	—	26,946	8,427,057
Eric A. Bakken Former Executive Vice President and President - Franchise[13]	2021	263,500	—	—	—	—	106,076	445,484	815,060
	2020	507,279	74,250	—	—	322,988	196,421	21,608	1,122,546
	2019	527,000	66,825	1,313,472	—	300,713	151,934	33,812	2,393,756
1
As to only Ms. Zupfer and Ms. Rusin, this value includes amounts provided in the form of a modest perquisite allowance of approximately $32,000 per NEO, and as to Mr. Bakken, this value includes amounts provided in the form of a modest perquisite allowance of approximately $16,000, which primarily covers an automobile allowance. The entire allowance is paid to the NEOs regardless of whether they spend the entire amount on automobile expenses and, therefore, is reported as base salary; however, the allowance amount is not included as base salary for purposes of determining other compensation and benefits amounts.

2
The amounts for fiscal 2020 and 2019 represent the portion of AIC awards attributed to individual performance goals as the Committee determined that each NEO would receive a payout equal to at least 100% of his or her individual performance metric. The amount for fiscal 2021 for Mr. Athayde represents a sign-on payment in connection with the commencement of his employment.

3
Values expressed represent the aggregate grant date fair value of stock or option awards granted in each fiscal year, as computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date for RSUs and PSUs with performance metrics other than market conditions, the Monte Carlo model for PSUs with market conditions and the Black-Scholes model for SARs. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 for a description of the assumptions used in calculating these amounts.

2021 PROXY STATEMENT | 35

EXECUTIVE COMPENSATION TABLES
The grant date fair values for stock awards for the fiscal year ended June 30, 2021 include:
•	RSUs to acquire 358,680 shares that were granted to Mr. Athayde, which vest on the first anniversary of Mr. Athayde’s commencement of employment.
•	Matching RSUs that were granted in December 2020: Ms. Zupfer—$234,056; Ms. Rusin—$185,015; and Mr. Townsend—$317,785.
•	RSUs to acquire 6,307 shares that were granted in February 2021 as an incentive related to leadership retention to Ms. Zupfer and Ms. Rusin—$66,665 each.
The grant date fair values for stock awards for the fiscal year ended June 30, 2020 include:
•	Matching RSUs that were granted in August 2019 to Ms. Zupfer—$28,508.
•
RSUs to acquire 7,564 shares that were granted to Ms. Zupfer in November 2019 in connection with her promotion to CFO—$131,235; and PSUs to acquire 22,694 shares that were granted to Ms. Zupfer in November 2019 in connection with her promotion to CFO—$393,741.

•	RSUs to acquire 37,105 shares that were granted to Mr. Kapadia in September 2019 as an incentive related to leadership retention—$599,988.
The grant date fair values for stock awards for the fiscal year ended June 30, 2019 include:
•	PSUs that were granted in August 2018: Mr. Sawyer—$4,313,880; Mr. Bakken—$829,587; and Mr. Kapadia—$663,670, which PSUs were not earned based on results for the 2019-2021 performance period.
•	RSUs that were granted in August 2018: Mr. Sawyer—$2,274,998; Mr. Bakken—$437,490; and Mr. Kapadia—$349,983.
•	Matching RSUs that were granted in August 2018: Mr. Bakken—$46,395; and Mr. Kapadia—$148,489.
•
RSUs to acquire 5,361 shares that were granted to Mr. Kapadia in June 2019 in connection with the successful completion of a key technology initiative related to a mobile application and a new partnership—$99,983.

4
For Mr. Athayde, the value expressed represents (a) 1,100,000 options to purchase shares of the Company’s common stock, which are eligible to vest, as to the service requirement, on the fourth anniversary of the commencement of Mr. Athayde’s employment with the Company, subject to achievement, prior to the fifth anniversary of the commencement of his employment, of a volume-weighted average closing price per share of the Company equal to or in excess of 150% of the closing price per share on the trading day immediately prior to the date of the announcement of Mr. Athayde’s employment with the Company; and (b) 358,680 options to purchase shares of the Company’s common stock, which vest on the fourth anniversary of the commencement of his employment.

5
Amounts for fiscal 2021 represent amounts earned pursuant to AIC awards under the Short Term Plan as described more fully under the heading “Annual Incentive Awards for Fiscal 2021” in the CD&A section of this Proxy Statement.

6	Amounts represent the change in the present value of benefits under the pension plans. Mr. Bakken is the only NEO eligible for such plans.
7	The following table sets forth All Other Compensation amounts by type:
Name	Company Match and Profit- Sharing Contribution[a] ($)	Moving / Travel Expenses[b] ($)	Total All Other Compensation[c] ($)
Felipe A. Athayde	13,542	150,000	5,576
Kersten D. Zupfer	—	—	270
Chad Kapadia	27,273	—	9,404
Amanda P. Rusin	25,428	—	16,735
James A. Townsend	28,125	—	22,196
Hugh E. Sawyer	—	—	1,255,372
Eric A. Bakken	—	—	445,484
a
The Company matches the NEOs’ contributions into its retirement savings plans up to $25,000 per calendar year. Amounts greater than $25,000 are due to the difference between calendar and fiscal year compensation.

b	Amount reflects reimbursements of Mr. Athayde’s relocation expenses.
c
Total All Other Compensation includes the following perquisites, which primarily relate to medical benefits, including the reimbursement of co-pay and other out-of-pocket expenses: Mr. Athayde—$4,545; Mr. Kapadia—$7,391; Ms. Rusin—$6,556; Mr. Townsend—$20,726; Mr. Sawyer—$565; and Mr. Bakken—$2,800; PTO payout/post-employment consulting payments: Mr. Sawyer—$1,254,808; and severance payments earned in fiscal 2021: Mr. Bakken—$442,684.

8	Mr. Athayde was appointed as President and CEO on October 5, 2020.
9	Ms. Zupfer was promoted to CFO on November 11, 2019.
10	Ms. Rusin first became an NEO in fiscal 2021.
11	Mr. Townsend’s employment commenced April 8, 2019 and ended on June 30, 2021.
12	Mr. Sawyer’s employment ended on October 4, 2020.
13	Mr. Bakken’s employment ended on December 31, 2020.
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EXECUTIVE COMPENSATION TABLES
Grants of Plan-Based Awards in 2021
The following table sets forth certain information concerning plan-based awards granted to the NEOs during the fiscal year ended June 30, 2021.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Possible Payouts Under Equity Incentive Plan Awards[2]
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units[2] (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock & Option Awards[3] ($)
Felipe A. Athayde			437,500	656,250[10]	1,750,000
	10/5/2020	9/4/2020							358,680[5]			2,500,000
	10/5/2020	9/4/2020								358,680[6]	6.53	1,072,453
	10/5/2020	9/4/2020								1,100,000[7]	6.53	3,146,000
Kersten D. Zupfer			127,500	255,000	510,000
	12/21/20	[4]							25,276			234,056
	2/8/21	01/26/2021							6,307[8]			66,665
Chad Kapadia			180,000	360,000	720,000
Amanda P. Rusin			107,917	215,833	431,667
	12/21/20	[4]							19,980			185,015
	2/8/21	01/26/2021							6,307[8]			66,665
James A. Townsend			158,895	317,790[11]	635,580
	12/21/20	[4]							34,318[9]			317,785[9]
Hugh E. Sawyer			285,000	570,000	1,150,000
Eric A. Bakken			185,625	371,250	742,500
1
These amounts represent the threshold, target, and maximum non-equity incentive (“bonus”) amounts that could have been earned by our executives for fiscal 2021 under the Short Term Plan, as described under “Annual Incentive Decisions for Fiscal 2021” in the CD&A section of this Proxy Statement. Based on fiscal 2021 results, bonus payments equal to 89.5% of target were earned as described in “Annual Incentive Decisions for Fiscal 2021” in the CD&A section of this Proxy Statement.

2
Annual grants for the fiscal year ended June 30, 2021 include matching RSUs that were granted in December 2020 to: Ms. Zupfer—25,276; Ms. Rusin – 19,980; and Mr. Townsend—34,318. These awards cliff vest on the fifth anniversary of the grant date.

3	Amounts are computed in accordance with FASB ASC Topic 718.
4	Awards granted pursuant to terms of matching share program approved August 14, 2018.
5
Represents 358,680 RSUs, with a value equal to $2,500,000 (based on the closing price of a share on September 4, 2020), which vest on the first anniversary of the commencement of Mr. Athayde’s employment, subject to his continued service.

6	Represents 358,680 options to purchase shares of the Company’s common stock, which vest on the fourth anniversary of the commencement of Mr. Athayde’s employment, subject to his continued service.
7
Represents 1,100,000 options to purchase shares of the Company’s common stock, granted under the Company’s 2018 Long Term Incentive Plan, which are eligible to vest, as to the service requirement, on the fourth anniversary of the commencement of Mr. Athayde’s employment, subject to achievement, prior to the fifth anniversary of his start date, of a volume-weighted average closing price per share of the Company equal to or in excess of 150% of the closing price per share on the trading day immediately prior to the date of the announcement of Mr. Athayde's employment with the Company.

8
Represents awards of RSUs to acquire 6,307 shares that were granted to Ms. Zupfer and Ms. Rusin in February 2021 as an incentive related to leadership retention. These awards vest on the first anniversary of the grant date.

9	Represents RSUs that were forfeited by Mr. Townsend in connection with his resignation from the Company effective as of June 30, 2021.
10	Mr. Athayde’s Target AIC is prorated from the commencement of his employment in October 2020 through the end of the fiscal year.
11
Following his resignation on the last day of our fiscal year, Mr. Townsend remained eligible to receive his annual bonus for fiscal 2021, to the extent earned, to be paid at the same time as bonus payments to the Company’s other executive officers.

2021 PROXY STATEMENT | 37

EXECUTIVE COMPENSATION TABLES
Summary of Terms of Equity Awards
The terms of the equity awards granted as part of the current long-term incentives are summarized below:
•
Performance Stock Units—PSUs are grants of restricted stock units that are earned based on the achievement of an end-of-period stock price performance goal(s) established by the Compensation Committee. PSUs were granted in fiscal 2019 as part of the first year of our five-year executive pay plan, and Ms. Zupfer received an incremental PSU in fiscal 2020 in connection with her promotion. The PSUs have a three-year performance period with performance assessed as of July 1, 2021 (or November 12, 2022 in the case of Ms. Zupfer’s incremental PSUs), and will vest on the fifth anniversary of the grant date if the participant is still employed by the Company and the performance goal has been achieved, as described above in the CD&A section under “Long-Term Incentive Decisions for Fiscal 2021.” The PSUs earn dividend equivalents but have no voting rights. The PSUs are also subject to the Company’s clawback policy. The PSUs granted in fiscal 2019 were not earned and are no longer outstanding.

In the event of a termination of employment, unvested PSUs are generally forfeited; provided, however:
•
If a participant’s employment is terminated (i) without Cause (as defined in the 2016 Long Term Plan or the 2018 Long Term Plan, as applicable) or for Good Reason (as defined in the award agreement), in each case within 12 months following a Change in Control (as defined in the award agreement), (ii) due to death or disability, or (iii) without Cause by the Company after the one-year anniversary of the Grant Date and the Board does not intend to fill the participant’s position at the Company with another person, then if the termination occurs (a) prior to the end of the performance period a pro-rated amount of the PSUs will vest or (b) on or after the end of the performance period but prior to the fifth anniversary of the grant date and the performance goal is achieved, 100% of the PSUs will vest. Clause (iii) does not apply to Mr. Sawyer.

•
If the performance goal is achieved and a participant’s employment is terminated on or after the third anniversary of the grant date due to (i) the participant’s retirement (which is defined to mean termination at age 62 or after age 55 with 15 years or more of continuous service), or (ii) termination without Cause by the Company then, if the termination occurs (a) on or after the third anniversary of the grant date but before the fourth anniversary of the grant date, 60% of the PSUs will vest and (b) on or after the fourth anniversary of the grant date but before the fifth anniversary of the grant date, 80% of the PSUs will vest. This termination event trigger does not apply to Mr. Sawyer.

•
If a participant’s employment is terminated without Cause by the Company or for Good Reason both (i) after the one-year anniversary of the Grant Date and (ii) following the appointment of a successor or interim successor to Mr. Sawyer, then a greater than pro rata portion of the PSUs will vest in accordance with the formula set forth in the award agreement. This termination event trigger does not apply to Mr. Sawyer.

In connection with Mr. Sawyer’s departure, he forfeited the PSUs that were granted to him.
•
Restricted Stock Units—RSUs were granted to Ms. Rusin and Ms. Zupfer in fiscal 2021 as an incentive related to leadership retention. The RSUs granted cliff vest on the first anniversary of the grant date if the participant is still employed by the Company. The RSUs granted as part of our fiscal 2019 executive pay plan cliff vest on the third anniversary of the grant date if the participant is still employed by the Company. The RSUs earn dividend equivalents but have no voting rights. The RSUs are also subject to the Company’s clawback policy.

In the event of a termination of employment, unvested RSUs are generally forfeited; provided, however:
•
Under the 2016 Long Term Plan, if a participant’s employment is terminated (i) without Cause (as defined in the 2016 Long Term Plan) or for Good Reason (as defined in the award agreement), in each case within 12 months following a Change in Control (as defined in the award agreement) or, (ii) due to death or disability or (iii) without Cause by the Company after the one-year anniversary of the grant date and the Board does not intend to fill the participant’s position at the Company with another person, then a pro-rated amount of the RSUs will vest.

•
If a participant’s employment is terminated without Cause by the Company or for Good Reason both (i) after the one-year anniversary of the grant date and (ii) following the appointment of a successor or interim successor to Mr. Sawyer, then a greater than pro rata portion of the RSUs will vest in accordance with the formula set forth in the award agreement. This termination event does not apply to the RSUs that were granted to Ms. Rusin or Ms. Zupfer in fiscal 2021, but does apply to the RSUs that were granted to Ms. Zupfer in fiscal 2020.

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EXECUTIVE COMPENSATION TABLES
•
Under the 2018 Long Term Plan, if a participant’s employment is terminated (i) without Cause (as defined in the 2018 Long Term Plan) or (ii) for Good Reason (as defined in the award agreement), in each case within 12 months following a Change in Control (as defined in the 2018 Long Term Plan) or (iii) due to death or disability, then a pro-rated amount of the RSUs will vest.

In connection with Mr. Sawyer’s departure, he forfeited the RSUs that were granted to him.
•	Sign-On Equity Awards for Mr. Athayde—In connection with his hire, Mr. Athayde received grants of RSUs and stock options as follows:
○
The RSUs for 358,680 shares vest on the first anniversary of Mr. Athayde’s employment commencement date if he is still employed by the Company. If Mr. Athayde’s employment is terminated by the Company without Cause (as defined in the award agreement), if he resigns for Good Reason (as defined in the award agreement), or if his employment terminates as a result of his death or disability, in each case, prior to the first anniversary of his employment commencement date, then the RSUs fully vest as of the date of such termination. In the event that Mr. Athayde resigns without Good Reason prior to the first anniversary of his employment commencement date, a pro rata portion of the RSUs vest as of the date of his termination of employment, based on the number of days he was employed by the Company during the vesting period.

○
The performance-based stock options to purchase 1,100,000 shares are subject to both a service-based and a performance-based vesting condition. The service-based vesting condition will be satisfied on the fourth anniversary of the commencement of Mr. Athayde’s employment, subject to continued employment, and the performance-based vesting condition will be satisfied on the date the volume-weighted average closing price per share equals or exceeds 150% of the closing price per share on the trading day immediately preceding the announcement of Mr. Athayde’s employment with the Company, subject to continued employment on such date and provided that such date occurs prior to the fifth anniversary of the commencement of Mr. Athayde’s employment. If, after the fourth anniversary, Mr. Athayde’s employment is terminated by the Company without Cause, he resigns for Good Reason, or his employment is terminated as a result of death or disability, and the performance-based vesting condition has not been satisfied prior to such termination, the performance-based options shall remain outstanding and eligible to satisfy the performance-based vesting condition until the fifth anniversary date. If Mr. Athayde’s employment is terminated as a result of death or disability following the first anniversary of the commencement of his employment, a pro-rated portion of the performance-based options, based on the number of days he was employed by the Company during the four-year service-vesting period, shall either (i) vest as of the date of such termination if the performance-based vesting condition was satisfied prior to the date of such termination or (ii) remain outstanding and eligible to satisfy the performance-based vesting condition for one year following the date of such termination.

○
Mr. Athayde also received certain “matching” stock options equal to the number of shares subject to the RSU, which is 358,680 shares, which vest on the fourth anniversary of the commencement of Mr. Athayde’s employment, subject to continued employment. If prior to such fourth anniversary, Mr. Athayde sells or transfers any of the shares acquired in connection with the settlement of the sign-on RSUs (other than in connection with the net settlement of the sign-on RSUs), a corresponding number of matching options will be forfeited. If Mr. Athayde’s employment terminates for any reason other than by the Company for Cause following the second anniversary of the commencement of Mr. Athayde’s employment and prior to the fourth anniversary, a pro-rated number of matching options outstanding as of the date of such termination (after taking into account any matching options that have been forfeited) shall vest as of the date of such termination, based on the number of days employed by the Company during the vesting period.

Matching Share Program – Restricted Stock Units
Matching RSUs granted as part of our SPMP during fiscal years 2019, 2020, and 2021 are subject to a five-year continued service and cliff vesting conditions and participants are also required to hold their underlying purchased shares for the same five-year period to avoid a reduction in the number of unvested RSUs. The matching RSUs earn dividend equivalents but have no voting rights. If a participant’s employment is terminated (i) without Cause (as defined in the 2018 Long Term Incentive Plan) or for Good Reason (as defined in the award agreement), in each case within 12 months following a Change in Control (as defined in the 2018 Long Term Incentive Plan) or (ii) due to death or disability, if the termination occurs (a) prior to the third anniversary of the grant date, a pro-rated amount of the matching RSUs will vest or (b) on or after the third anniversary of the grant date, 100% of the matching RSUs will vest.
If a participant’s employment is terminated on or after the second anniversary of the grant date due to (i) the participant’s retirement (which is defined to mean termination at age 62 or after age 55 with 15 years or more of continuous service) or (ii) termination without Cause by the Company, then a pro-rated amount of the matching RSUs will vest.
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EXECUTIVE COMPENSATION TABLES
Matching RSUs granted during fiscal 2022 (including with respect to participation in the SPMP with bonuses paid with respect to fiscal 2021 performance) vest as to 20%, 20%, and 60% of the shares on the first, second, and third anniversaries of the date of grant, respectively, subject to continued service and participants are required to hold their underlying purchased shares for the same three-year period to avoid a reduction in the number of unvested RSUs. If a participant’s employment is terminated (i) without Cause or for Good Reason, in each case, within 12 months following a Change in Control, (ii) due to death or disability, or (iii) due to the participant’s retirement or termination without Cause by the Company, then a pro-rated amount of the RSUs scheduled to vest on the next scheduled vesting date and shall be calculated based on (i) the number of days the participant was employed as a percentage of (ii) the total number of days, in each case between the most recently completed and the next scheduled vesting date.
Outstanding Equity Awards at 2021 Fiscal Year-End
The following table sets forth certain information concerning outstanding equity awards held by the Named Executive Officers as of June 30, 2021.
	Option Awards				Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested[3] ($)
Felipe A. Athayde	—	1,100,000	6.53	10/5/2030
	—	358,680	6.53	10/5/2030
					358,680[15]	3,357,245
Kersten D. Zupfer	11,396	—	10.84	8/31/2025
					10,226[5]	95,715
					832[7]	7,788
					1,763[8]	16,502
					7,564[9]	70,799
					25,276[13]	236,583
					6,307[14]	59,034
							30,680[6]	287,165
							22,694[10]	212,416
Chad Kapadia	—	—	—	—
					16,362[5]	153,148
					6,942[7]	64,977
					5,361[11]	50,179
					37,105[12]	347,303
							49,088[6]	459,464
Amanda P. Rusin	—	—	—	—
					10,226[5]	95,715
					3,506[7]	32,816
					8,460[8]	79,186
					19,980[13]	187,013
					6,307[14]	59,034
							30,680[6]	287,165
James A. Townsend	—	—	—	—	—	—	—	—
Hugh E. Sawyer	1,000,000[4]	—	11.15	4/17/2027
Eric A. Bakken	—	—	—	—	—	—	—	—
1	Stock award numbers include accrued dividend equivalents, where applicable.
2	All awards of stock options and SARs expire ten years after the date of grant or in the case of retirement, voluntary termination, or dismissal without cause, 90 days after the termination.
3	Value based on a share price of $9.36, which was the last reported sale price for a share of our common stock on the NYSE on June 30, 2021.
40 |

EXECUTIVE COMPENSATION TABLES
4	Award vested in full on April 17, 2019 and became exercisable on April 17, 2020.
5	Award cliff vests on the third anniversary of the date of grant, which was August 31, 2018.
6
Amounts presented represent the number of shares that may be earned during the performance period ended June 30, 2021 with respect to the PSUs granted on August 31, 2018. If the PSUs are earned, they will be subject to an additional two-year service-based vesting requirement, which will expire on August 31, 2023. The performance condition was not satisfied, and the award was forfeited.

7	Award cliff vests on the fifth anniversary of the date of grant, which was August 31, 2018.
8	Award cliff vests on the fifth anniversary of the date of grant, which was August 30, 2019.
9	Award cliff vests on the third anniversary of the date of grant, which was November 11, 2019.
10
Awards presented represent the target number of shares that may be earned during the performance period ending November 11, 2022 with respect to the PSUs granted on November 11, 2019. If the PSUs are earned, they will be subject to an additional two-year service-based vesting requirement, which will expire on November 11, 2024.

11	Award cliff vests on the third anniversary of the date of grant, which was June 5, 2019.
12	Award cliff vests on the third anniversary of the date of grant, which was September 1, 2019.
13	Award cliff vests on the fifth anniversary of the date of grant, which was December 21, 2020.
14	Award cliff vests on the first anniversary of the date of grant, which was February 8, 2021.
15	Award vests on the first anniversary of the date of grant, which was October 5, 2020.
2021 PROXY STATEMENT | 41

EXECUTIVE COMPENSATION TABLES
2021 Option Exercises and Stock Vested
The following table sets forth certain information concerning SARs exercised and stock vested during fiscal 2021 for the Named Executive Officers:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise[2](#)	Value Realized on Exercise[1]($)	Number of Shares Acquired on Vesting[2](#)	Value Realized on Vesting[1]($)
Felipe A. Athayde	—	—	—	—
Kersten D. Zupfer	—	—	1,004	7,420
Chad Kapadia	—	—	1,620	15,471
Amanda P. Rusin	—	—	2,213	18,567
James A. Townsend	—	—	—	—
Hugh E. Sawyer	—	—	—	—
Eric A. Bakken	4,165	49,687	27,136	240,344
1
Value realized on exercise is calculated as the difference between the market value of our common stock on the respective exercise date(s) and the exercise price of the option(s) on a pre-tax basis. Value realized on vesting is the market value of our common stock on the vesting date multiplied by the number of shares acquired, before taxes.

2	The number of shares acquired on exercise or vesting of stock awards includes shares that were forfeited for withholding tax obligations. The number of shares forfeited for each NEO is reported below.
Name	Number of Shares Used to Pay Taxes on Exercised or Vested Awards (#)
Felipe A. Athayde	—
Kersten D. Zupfer	308
Chad Kapadia	561
Amanda P. Rusin	1,188
James A. Townsend	—
Hugh E. Sawyer	—
Eric A. Bakken	9,579
42 |

EXECUTIVE COMPENSATION TABLES
Summary of Executive Agreements
Employment Agreements
During at least a portion of fiscal 2021, we were a party to an employment agreement with each of Ms. Zupfer, Mr. Sawyer, and Mr. Bakken. The key provisions of the employment agreements are summarized below.
 NEOs Currently Employed
Name	Date of Employment Agreement	Base Salary as of June 30, 2021 ($)	FY21 Target Annual Incentive Award (% of Base Salary)
Felipe A. Athayde	N/A	700,000	125
Kersten D. Zupfer	12/1/2014	425,000	60
Chad Kapadia	N/A	600,000	60
Amanda P. Rusin	N/A	350,000	70
 NEOs No Longer Employed
Name	Date of Employment Agreement	Base Salary as of Termination of Employment ($)	FY21 Target Annual Incentive Award (% of Base Salary)[1]
Eric A. Bakken	8/31/2012	495,000	75
Hugh E. Sawyer	4/17/2017	950,000	115
James A. Townsend	N/A	495,000	60
1
In connection with Mr. Sawyer’s retirement and Mr. Bakken’s separation, they ceased to be eligible for any payout under their fiscal 2021 bonuses; however, Mr. Townsend remained eligible for his bonus payout based on his service through the last day of fiscal 2021.

Ongoing Compensation
Base Salary—Each NEO receives an annual base salary in the amount set forth above. The base salary amounts are reviewed annually by the Compensation Committee and subject to adjustment.
Bonus—Each NEO is eligible for an annual incentive award. The annual incentive award is set as a percentage of the NEO’s then-current base salary for achievement of target performance, but the actual payout may be less than or greater than such amount for actual performance that is less than or greater than target, respectively.
Long-Term Incentives—Each NEO is entitled to participate in the Company’s long-term equity incentive program on the same basis as the Company’s other executive officers, with the value of the awards being set annually by the Compensation Committee.
Life Insurance and Other Benefits—During the term of their employment, each NEO is entitled to life insurance and health and welfare benefits offered to other full-time employees; provided that, while employed by the Company, Mr. Sawyer agreed not to participate in the employee stock purchase plan.
Termination of Employment Payments, Benefits, and Other Obligations—The following section separately addresses benefits provided to the NEOs upon death or disability, termination without Cause or for Good Reason, termination for Cause or without Good Reason, and termination after a Change in Control pursuant to employment agreements and applicable severance programs for Ms. Zupfer, Mr. Sawyer, and Mr. Bakken. The severance payments described below are contingent upon the NEO signing, and not rescinding, a release and complying with certain non-competition and non-solicitation covenants.
•	Death or Disability. Each NEO is entitled to his or her accrued compensation and obligations, including a pro rata bonus for the year of termination.
•
Dismissal without Cause or Resignation for Good Reason (Prior to or More than 24 Months Following a Change in Control). If an NEO is terminated without Cause or if he or she terminates for Good Reason, the NEO will receive an amount equal to one times his or her annual base salary plus a pro-rated portion of any bonus he or she would have earned for the year of termination (based on actual performance), plus 12 months of benefits continuation coverage.

•
Dismissal without Cause or Resignation for Good Reason in Connection with a Change in Control. Under the terms of Mr. Bakken’s employment agreement, if his employment was terminated without Cause or if he terminated for Good

2021 PROXY STATEMENT | 43

EXECUTIVE COMPENSATION TABLES
Reason within 24 months following a change of control, then he would instead receive an amount equal to two times base salary plus two times the target annual bonus for the year of termination, as well as 18 months of benefits continuation payments, subject to reduction pursuant to the “best of net” provisions in the employment agreement. For Mr. Sawyer and Ms. Zupfer, the severance amount was/is the same for any dismissal without Cause.
•
Dismissal for Cause or Resignation Without Good Reason. The NEOs are entitled to accrued compensation and obligations where dismissal is for Cause or resignation is without Good Reason. In the event of a termination of employment for Cause or resignation without Good Reason, severance benefits would not be payable.

Provision for Offset of Severance—The employment agreements provide that severance payments will be paid over the course of the severance period and offset by any compensation an NEO receives from other substantially full-time employment during the severance period. However, the Compensation Committee modified these provisions during fiscal 2017 to provide that severance will not offset by non-competitive employment. The severance payments are also contingent upon signing, and not rescinding, a release of claims and complying with certain non-competition and non-solicitation covenants.
Restrictive Covenants—The NEOs are subject to restrictive covenants prohibiting the disclosure or use of confidential information, along with two-year covenants regarding non-competition and non-solicitation of employees. Our remedies for violation of restrictive covenants include injunctive relief and forfeiture of severance benefits.
Mandatory Arbitration—Disputes arising under the employment agreements are to be resolved by binding arbitration.
Sign-On, Relocation, and Related Benefits
When executive officers join the Company, from time to time, we have agreed to sign-on incentives and relocation benefits that are not part of their ongoing compensation to incentivize them to leave their former employers and join the Company. Specifically, these benefits to the NEOs include:
Sign-On Incentives—When Mr. Kapadia joined the Company in June 2018, he received a sign-on bonus equal to $75,000 and initial equity awards with an aggregate value of $350,000, comprised of $262,500 of PSUs and $37,500 of RSUs. When Mr. Sawyer joined the Company in April 2017, he received a sign-on bonus equal to $585,000, subject to a one-year clawback, and initial equity awards with an aggregate value of $5.0 million, comprised of $4.0 million of stock-settled SARs and $1.0 million of RSUs. When Mr. Athayde joined the Company in October 2020, he received a sign-bonus equal to $2,500,000, subject to a one-year clawback, and initial equity awards with an aggregate value of $5.0 million, comprised of $4.0 million of stock-settled SARs and $1.0 million of RSUs. See below for further detail about these awards.
Relocation Expenses—We reimbursed Mr. Sawyer $175,000 for temporary housing expenses for 18 months following commencement of his employment, and we reimbursed Mr. Athayde $150,000 for relocation and temporary housing expenses for 12 months following commencement of his employment.
Historical Retirement and Life Insurance Benefits
Retirement Benefits—Pursuant to certain grandfathered provisions of Mr. Bakken’s employment agreement, upon retirement (at or after age 65), Mr. Bakken would have been entitled to receive a lump sum cash payment equal to the present value of a hypothetical annuity of monthly payments that are equal to the greater of $5,000 or 40% of his respective five-year average monthly compensation for the five-year period ended June 30, 2012 (i.e., July 1, 2007 through June 30, 2012), excluding bonuses (subject to a 20-year vesting schedule), to be paid for 240 months. Mr. Bakken’s employment agreement provided that he would be entitled to the fully vested benefit if his employment was terminated without Cause or if he terminated for Good Reason at any time, and it provided that he would be entitled to the fully vested benefit if his employment terminated for any reason other than for Cause within two years of a Change in Control. Additionally, upon any termination following a Change in Control (except for Cause), Mr. Bakken would have been entitled to receive: (i) the same retirement benefits described below, except that the lump sum would be equal to the sum of the payments due, determined as if he was fully vested, and (ii) a lump sum payment of any unpaid amounts described below under “Life Insurance.”
Under this arrangement, Mr. Bakken had the option to elect to receive his retirement benefit in the form of 240 monthly payments rather than a lump sum; provided that, such election was made in accordance with the requirements described in his employment agreement and consistent with Code Section 409A. In addition to the possibility for reduction based on (i) the vesting schedule and/or (ii) the present value discount for a lump sum payment, Mr. Bakken’s retirement benefit was subject to
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further discount if paid prior to age 65 (an “Early Retirement”). If payment was made in connection with an Early Retirement, the hypothetical annuity of 240 monthly payments would be discounted by first calculating the benefit as an annuity starting at age 65, and then converting it to an immediate commencement annuity using the yield to maturity of 30-year U.S. Treasury Notes as of June 30, 2012 (i.e., 2.76%).
If Mr. Bakken died before receiving full payment of his retirement benefit, payment would be made in a lump sum or monthly payments would continue, as applicable, to his designated beneficiary (or to his estate). If Mr. Bakken became disabled, he would have received monthly payments beginning six months after his disability began and continuing until the earlier of his death or attainment of age 65, or until he ceased to be disabled, in an amount equal to his monthly benefit. At death or attainment of age 65, Mr. Bakken (or his beneficiary) would have received the benefit described above under “Retirement Benefits.” No retirement benefits would be payable in the event of termination of employment for Cause.
Under the terms of Mr. Bakken’s employment agreement, we froze vesting in his retirement benefits as of June 30, 2012, subject to the continued right to full acceleration in the event of termination without Cause or termination for Good Reason, as described above. As indicated, we also limited the calculation of the monthly benefit to his five-year average monthly base salary as of June 30, 2012.
This section applies only to Mr. Bakken who was employed through December 30, 2020, and not to any continuing NEOs. On July 1, 2021, we paid out Mr. Bakken’s retirement benefits in an amount equal to $1,401,287.
Life Insurance—We agreed to pay premiums for a total of ten years on the existing policies that insure the lives of certain of our executives who were entitled to such benefits and were employed by the Company as of June 30, 2012. As of June 30, 2020, we made all the agreed upon payments on Mr. Bakken’s policies. As of June 30, 2021, the aggregate face amount of Mr. Bakken’s policies is approximately $3.2 million.
Compensatory Arrangements with Mr. Sawyer
Mr. Sawyer served as our President and Chief Executive Officer from April 2017 to October 2020. In connection with Mr. Sawyer’s appointment as President and Chief Executive Officer, the Company entered into an employment agreement with him, under which he was entitled to an annual base salary of $950,000, a target annual incentive opportunity of 115% of his annual base salary, a sign-on bonus of $585,000, sign-on equity awards with an aggregate value of $5.0 million, and reimbursement of up to $175,000 for temporary housing expenses for 18 months, and to pay him any unspent portion if he remained employed after 18 months.
In addition, the Compensation Committee approved sign-on equity awards to Mr. Sawyer with an aggregate value of $5.0 million, comprised of approximately $4.0 million of stock-settled SARs and $1.0 million of performance-contingent RSUs.
	Fiscal 2017 ($)	Fiscal 2018 ($)	Fiscal 2019 ($)	Fiscal 2020 ($)	Fiscal 2021 ($)
Base Salary	950,000	950,000	950,000	950,000	950,000
Annual Incentive Target	—	1,092,500	1,092,500	—[2]	—
Long-Term Equity Incentive	—	—	9,100,000[1]	—	—
Sign-On Bonus	585,000	—	—	—	—
Initial Equity Awards	5,000,000	—	—	—	—
Post-Termination Consulting	—	—	—	—	1,200,000
1
Amount of fiscal 2019 long-term equity incentive reflects the grant of a single, larger equity award at the outset of a five-year period. Mr. Sawyer retired prior to the vesting of these awards, and therefore, did not earn any of the shares under these awards.

2	Mr. Sawyer indicated his intention to forego any cash annual incentive award for fiscal 2020 related to the Short Term Plan.
Mr. Sawyer’s initial equity awards were scheduled to vest on the second anniversary of the date of grant subject to his continued service through that date, and in the case of his RSUs, were also subject to the satisfaction of performance goals related to the Company’s stock price, which goals were attained in April 2019, at which time the RSUs vested. His SARs became exercisable in April 2020 and the RSUs were settled at the same time. The SARs expire on the tenth anniversary of the date of grant.
On September 4, 2020, in connection with Mr. Athayde’s appointment as President and Chief Executive Officer of the Company, Mr. Sawyer entered into a Transition Services and Release Agreement with the Company, pursuant to which, during the period between Mr. Sawyer’s departure date and the 12-month anniversary thereof, Mr. Sawyer agreed to serve as an executive advisor to the Company in exchange for an annual consulting fee of $1,200,000, payment for three weeks of vacation time valued at $54,808, and reimbursement for the employer portion of COBRA premiums during the consulting term. Pursuant to the transition agreement, Mr. Sawyer agreed to extend the non-competition and non-solicitation restrictions under his employment agreement through the period ending 24 months after the end of the consulting term.
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EXECUTIVE COMPENSATION TABLES
Compensatory Arrangements with Mr. Athayde
On September 4, 2020, the Company entered into a letter agreement with Mr. Athayde in connection with his appointment as President and Chief Executive Officer effective on October 5, 2020. Pursuant to the agreement, Mr. Athayde is receiving an annual base salary of $700,000, an annual target bonus opportunity equal to 125% of his annual base salary (up to a maximum payout of 225% of his annual base salary), and he received a sign-on bonus of $2,500,000 (which is subject to pro rata repayment if Mr. Athayde’s employment is terminated under certain circumstances prior to the first anniversary of his employment commencement date).
Mr. Athayde also received sign-on equity awards granted as of his employment commencement date as follows:
•
1,100,000 options to purchase shares of the Company’s common stock, granted under the Company’s 2018 Long Term Incentive Plan, which are eligible to vest, as to the service requirement, on the fourth anniversary of the commencement date, subject to achievement, prior to the fifth anniversary of the commencement date, of a volume-weighted average closing price per share of the Company equal to or in excess of 150% of the closing price per share of the Company on the trading day immediately prior to the date of the announcement of Mr. Athayde's employment with the Company; and

•
358,680 restricted stock units with a value equal to $2,500,000 (based on the closing price per share on September 4, 2020), which are eligible to vest on the first anniversary of the commencement date, based on Mr. Athayde’s continued service, and options to purchase 358,680 shares of the Company’s common stock, which are eligible to vest on the fourth anniversary of the commencement date, each of which will be granted on the commencement date pursuant to the employment inducement exception of the NYSE rules.

All the stock options have a per share exercise price equal to the closing price per share of the Company on the date of grant and will have a term of ten years. The Company also reimbursed Mr. Athayde in an amount equal to $150,000 for certain relocation expenses.
If Mr. Athayde’s employment is terminated either by the Company without Cause or by Mr. Athayde for Good Reason, as defined in his letter agreement, Mr. Athayde will be eligible for severance benefits under the Company’s senior executive severance policy described below. In Mr. Athayde’s letter agreement, “Cause” is defined as: indictment for, conviction of, or a plea of guilty or no contest to, any indictable criminal offence or any other criminal offence involving fraud, misappropriation, or moral turpitude; continued failure to perform material duties under the agreement or following the lawful direction of the Board or a material breach of fiduciary duties; theft, fraud, or material dishonesty with regard to the Company in connection with his duties; material violation of the Company’s code of conduct or similar written policies, including the Company’s sexual harassment policy, that is not cured (if curable) within 30 days after written notice by the Board; willful misconduct unrelated to the Company having or likely to have a material negative impact on the Company (economic or reputational); an act of gross negligence or willful misconduct that relates to the affairs of the Company; or material breach of the provisions of the letter agreement that is not cured (if curable) within 30 days after notice by the Board. “Good Reason” is defined in Mr. Athayde’s agreement as: any material diminution of authority, duties or responsibilities; or a material reduction by the Company of his base salary or target annual bonus percentage (other than an across the board reduction of not more than 10% that applies to all other executives of the Company or any temporary reduction of no more than 25% in response to the COVID-19 pandemic or other extraordinary event of similar market consequence that does not last longer than 12 months); provided that, Mr. Athayde must give 60 days’ written notice of termination and opportunity for the Company to cure the event and the Company fails to do so. Mr. Athayde also executed the Company’s non-compete, non-disclosure, non-solicitation, and non-hire agreement.
Senior Executive Severance Policy
In May 2020, the Committee approved a senior executive severance policy whereby Senior Vice Presidents and above without an individual employment agreement are entitled to receive the following severance benefits if the executive’s employment is terminated without cause: one year of base salary paid in installments over a period of 12 months; a pro rata bonus for the fiscal year in which termination occurs based on actual performance, but not to exceed the target bonus amount; and continuation of certain medical benefits for up to 12 months unless and until the executive is covered under the health and/or dental insurance policy of a new employer. The severance benefits are subject to the executive signing a release in favor of the Company and complying with one-year non-competition and non-solicitation restrictions. Because Mr. Kapadia, Ms. Rusin, and Mr. Townsend do not have employment agreements with the Company, they are eligible for severance benefits under this policy if they have a qualifying termination, and Mr. Athayde’s letter agreement incorporates this policy in the event of a qualifying termination of Mr. Athayde’s employment under his letter agreement, subject to certain alternative definitions described above.
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EXECUTIVE COMPENSATION TABLES
Definitions Under Executive Agreements
Certain of the terms used in the executive agreements as in effect at the end of fiscal 2021 are defined below:
Cause—Acts resulting in a felony conviction that is materially detrimental to the financial interests of the Company; willful nonperformance by the executive of his or her material employment duties (other than by reason of physical or mental incapacity) after reasonable notice to the executive and reasonable opportunity (not less than 30 days) to cease such non-performance; or willful engagement in fraud or gross misconduct that is materially detrimental to the financial interests of the Company.
Change in Control—A person is or becomes the beneficial owner of 20% or more of the outstanding common stock or outstanding voting securities of the Company; consummation of a merger or consolidation of the Company, a statutory share exchange or an acquisition of all or substantially all of the Company’s assets unless the beneficial owners of the Company’s outstanding voting securities immediately prior to the transaction beneficially own more than 50% of the voting power of the outstanding voting securities of the surviving entity in substantially the same proportions; or the incumbent directors cease to constitute at least a majority of the Board. Furthermore, in August 2014, the Board adopted an amendment providing that a Change in Control does not occur if a person becomes the beneficial owner of 20% or more of the outstanding common stock or outstanding voting securities of the Company solely as the result of a change in the aggregate number of shares of outstanding common stock or outstanding voting securities since the last date on which such person acquired beneficial ownership of any shares of common stock or voting securities. Beginning with the Company’s fiscal 2019 equity awards, the Change in Control beneficial ownership triggering percentage described above was increased from 20% to 49%.
Good Reason—Any adverse alteration in the executive’s reporting responsibilities, titles, or offices (or, in the case of Mr. Sawyer, a material diminution of his authority, duties, or responsibilities); a material reduction of the executive’s base salary (or, in the case of Mr. Sawyer, any reduction in his base salary or target annual incentive percentage); failure by the Company to continue any compensation plan, bonus, or incentive plan; material breach of the agreement by the Company; requirement that the executive’s principal place of employment be relocated by more than 30 miles from the Company’s current address (other than for Mr. Sawyer); or the Company’s failure to obtain an agreement from any successor entity to assume the Company’s obligations under the agreement.
Disability—Physical or mental disability or health impairment that prevents the effective performance by the executive of his or her duties on a full-time basis.
Retirement Plans and Arrangements
We currently provide the NEOs the option to participate in two Company-sponsored retirement savings plans: the Executive Retirement Savings Plan, a nonqualified deferred compensation plan, and the Regis Individual Secured Retirement Plan (the “RiSRP”), an employee welfare benefit plan, which was added in fiscal 2016 as a post-tax retirement savings option.
Elections to defer compensation under the Executive Retirement Savings Plan are made annually, prior to the beginning of the year in which the deferred compensation is earned. Executives may defer up to 100% of their annual compensation, including annual incentive, on a pre-tax basis. Beginning with elections made in fiscal 2016, in-service distributions must be deferred for a minimum of two years. Employer contributions under the Executive Retirement Savings Plan for our NEOs include a 25% match on up to a maximum of $100,000 in deferred compensation (i.e., $25,000) and a discretionary annual profit sharing contribution (each on a calendar-year basis), although no profit sharing contribution has been made since 2016. We deposit the deferred amounts and employer contributions into a trust for the benefit of plan participants. In accordance with tax laws, the assets of the trust are subject to claims of the Company’s creditors. Participant account balances are deemed invested as the executive directs, from time to time, among the investment alternatives offered. Subject to compliance with plan terms and applicable tax requirements (including, without limitation, Code Section 409A), executives may elect the distribution date for their plan accounts.
Under the RiSRP, participants may elect to contribute amounts from payroll, up to 100% of their annual compensation, including annual incentive, on an after-tax basis. Employee contributions under the RiSRP for our NEOs include the same match opportunity as the Executive Retirement Savings Plan, and if an NEO is participating in both plans, their aggregate match is capped at $25,000. Participants may also make contributions outside of payroll deductions, but these are not eligible for
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EXECUTIVE COMPENSATION TABLES
employer match. Participant contributions and employer matching contributions are deposited in participant-owned life insurance policies. These insurance policies are not subject to claims of the Company’s creditors. Each participant’s account balance under the life insurance policy is invested as the participant directs, from time to time, among the investment alternatives available under the insurance policy.

Pension Benefits in 2021
The following table sets forth certain information concerning pension benefits for the Named Executive Officers for fiscal 2021:
Name[1]	Age at June 30, 2021	Plan Name[2]	Number of Years of Credited Service[3] (#)	Present Value of Accumulated Benefit[4] ($)	Payments During Last Fiscal Year ($)
Eric A. Bakken	54	Employment Agreement	27.5	1,401,287	—[5]
1	Mr. Bakken is the only NEO eligible for the Company’s pension benefits program, as it was frozen prior to the commencement of employment of all other NEOs.
2	Retirement benefits for Mr. Bakken are described above under “Summary of Executive Agreements.”
3
The number of years of credited service shown for Mr. Bakken represents his actual years of service; however, for purposes of determining the value of their accumulated benefit, his years of credited service was frozen at 18.5.

4
The present value of pension benefits for Mr. Bakken is calculated based on the following assumptions: (i) freezing of the pension benefits as described above under “Summary of Executive Agreements—Retirement Plans and Arrangements,” (ii) expected retirement age of the later of (A) June 30, 2020 or (B) age 65, which is the earliest time a participant may retire without any benefit reduction due to age, and (iii) discount rate of 1.87%.

5	Mr. Bakken’s balance of $1,401,287 was paid out on July 1, 2021, the day following the end of our fiscal year.

Nonqualified Deferred Compensation for 2021
The following table sets forth certain information concerning nonqualified deferred compensation under our Executive Retirement Savings Plan for the NEOs for fiscal 2021:
Name	Executive Contributions in Last FY1 ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE[2] ($)
Felipe A. Athayde	—	—	—	—	—
Kersten D. Zupfer	—	—	78,550	0	355,279
Chad Kapadia	109,104	27,273	61,368	—	289,511
Amanda P. Rusin	101,500	25,375	111,943	—	533,734
James A. Townsend	116,667	—	—	—	—
Hugh E. Sawyer	—	—	—	—	—
Eric A. Bakken	—	—	28,416	138,402	190,324
1
The Company matches deferred compensation contributions to our Executive Retirement Savings Plan at a rate of 25% of the amount contributed by the participant, up to $25,000 per calendar year. Amounts exceeding $25,000 are due to timing differences between the calendar and fiscal year.

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EXECUTIVE COMPENSATION TABLES
2	The following amounts of contributions and earnings reflected in the table above have been reported in the current year or prior years’ Summary Compensation Tables as follows:
		Current Year Summary Compensation Table
Name	Total Amount Reported in Current or Prior Summary Compensation Tables ($)	Salary ($)	Non-Equity Incentive Plan ($)	Above-Market Earnings ($)	Company Match and Profit-Sharing Contribution in All Other Compensation ($)
Felipe A. Athayde	—	—	—	—	—
Kersten D. Zupfer	—	—	—	—	—
Chad Kapadia	67,188	109,104	—	—	27,273
Amanda P. Rusin	0	101,500	—	—	25,375
James A. Townsend	—	—	—	—	28,125
Hugh E. Sawyer	730,044	—	—	—	—
Eric A. Bakken	554,317	0	—	—	0
The measurement funds available under the Executive Retirement Savings Plan include selected mutual funds, which are the same measurement funds available for employees generally with respect to investment of their funds in the Company’s qualified 401(k) plan. Participants in the plan may change their investments in the various measurement funds at any time. Historically, the Company’s common stock was also available as a measurement fund, but it has subsequently been removed as an investment option.
Contributions made to the RiSRP on behalf of the NEOs are not included in the table above as this plan is an after-tax nonqualified retirement plan that does not provide for a deferral of compensation.
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EXECUTIVE COMPENSATION TABLES
Actual and Potential Payments Upon Termination or Change in Control
The tables that follow describe actual and potential payments and benefits provided to our NEOs or their beneficiaries under the employment agreements, plans and arrangements in existence at June 30, 2021 under various scenarios involving a termination of employment and/or a change in control, and as to potential payments, assuming that the termination or change in control event(s) occurred on June 30, 2021. The agreements are described in more detail under “Summary of Executive Agreements.”
The following information has been keyed to the events upon which an NEO or his or her beneficiaries were or would be entitled to a payment or benefit:
•	Voluntary termination or involuntary termination not related to a change in control;
•	Termination due to death;
•	Termination due to disability;
•	A change in control not involving an employment termination; and
•	Involuntary termination within twenty-four months after a change in control.
Unless otherwise specified, for purposes of this section, an “involuntary termination” includes a termination by the Company without “Cause” or by an NEO for “Good Reason,” but does not include a termination for “Cause.” A “voluntary termination” refers to a termination by an NEO other than for “Good Reason.” For purposes of this section, the terms “Cause” and “Good Reason” have the meanings described under “Definitions Under Executive Agreements.”
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EXECUTIVE COMPENSATION TABLES
Actual and Potential Payments to NEOs
		Not Related to Change in Control				After a Change in Control
Name[1]	Type of Payment or Benefit	Voluntary Termination ($)	Involuntary Termination[2] ($)	Death ($)	Disability ($)	Not Involving a Termination of Employment ($)	Involuntary Termination[3] ($)
Felipe A. Athayde	Severance	—	1,344,863	—	—	—	1,344,863
	Medical and Dental Insurance Benefits[4]	—	13,125	—	—	—	13,125
	Accelerated Vesting of Equity[5]	2,465,040	3,357,245	3,357,245	3,357,245	—	3,357,245
	Total	2,465,040	4,715,233	3,357,245	3,357,245	—	4,715,233
Kersten D. Zupfer	Severance	—	640,000	—	—	—	640,000
	Medical and Dental Insurance Benefits[4]	—	—	—	—	—	—
	Accelerated Vesting of Equity[5]	—	306,297	261,341	261,341	—	261,341
	Total	—	946,297	261,341	261,341	—	901,341
Chad Kapadia[8]	Severance	—	960,000	—	—	—	960,000
	Medical and Dental Insurance Benefits[4]	—	—	—	—	—	—
	Accelerated Vesting of Equity[5]	—	209,411	432,329	432,329	—	432,329
	Total	—	1,1469,411	432,329	432,329	—	1,392,329
Amanda P. Rusin	Severance	—	595,000	—	—	—	595,000
	Medical and Dental Insurance Benefits[4]	—	13,125	—	—	—	—
	Accelerated Vesting of Equity[5]	—	124,123	185,384	185,384	—	185,384
	Total	—	732,248	185,384	195,384	—	793,509
James A. Townsend	Severance	—	792,000	—	—	—	792,000
	Medical and Dental Insurance Benefits[4]	—	13,125	—	—	—	13,125
	Accelerated Vesting of Equity[5]	—	153,148	156,078	156,078	—	156,078
	Total	—	958,273	156,078	156,078	—	961,203
Eric A. Bakken[6]	Severance	—	680,625	—	—	—	—
	Medical and Dental Insurance Benefits	—	11,176	—	—	—	—
	Retirement Benefits	—	1,401,287	—	—	—	—
	Accelerated Vesting of Equity	—	203,246	—	—	—	—
	Total	—	2,296,334	—	—	—	—
Hugh E. Sawyer[7]	Post-Employment Consulting Arrangement and PTO Payment	1,254,808	—	—	—	—	—
	Medical and Dental Insurance Benefits	564	—	—	—	—	—
	Total	1,255,372	—	—	—	—	—
1
Ms. Zupfer, Mr. Sawyer, and Mr. Bakken are, or were, each party to a written employment agreement with the Company, which defines their benefits in connection with the events described above. Mr. Athayde, Mr. Kapadia, Ms. Rusin, and Mr. Townsend are, or were, eligible for severance benefits under the Senior Executive Severance Policy.

2
Severance amounts in the event of involuntary termination not related to Change in Control represent a cash payment equal to one times annual base salary plus a pro-rated portion of any bonus the executive would have earned for the year of termination, based on actual performance.

3
In the event of an Involuntary Termination Related to a Change in Control, all NEOs would receive the same severance as for any involuntary termination. Under Code Section 280G, executives will incur an excise tax on portions of these payments if the parachute value of payments exceeds a specified threshold. The 2016 Long Term Plan does not provide for any excise tax gross-ups on parachute payments.

4
The amount represents the estimated medical and dental insurance premiums for the applicable benefits continuation period following involuntary termination. The continuation period is 12 months for the NEOs. Ms. Zupfer and Mr. Kapadia are not currently enrolled in Company health benefit programs.

5
Amounts represent the intrinsic value of RSUs and PSUs as of June 30, 2021 for which the vesting would be accelerated. The value included for RSUs and PSUs is the product of the number of units for which vesting would be accelerated at $9.36, the closing price of the Company’s common stock on June 30, 2021 on the NYSE. For Ms. Zupfer, the value includes the value of PSUs granted upon promotion to Chief Financial Officer.

6
The amounts for Mr. Bakken reflect actual payments and benefits he received in connection with his termination of employment on December 31, 2020. The severance and benefits continuation payments were made pursuant to the terms of Mr. Bakken’s employment agreement and the accelerated vesting of equity occurred pursuant to the original terms of the equity awards. The retirement benefits are described above under “Pension Benefits in 2021.”

7	The amounts for Mr. Sawyer reflect actual payments and benefits he received in connection with his retirement on October 4, 2020.
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CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our median paid employee and the annual total compensation of Mr. Athayde, our President and Chief Executive Officer.
For fiscal 2021, the total compensation for Mr. Athayde was $10,494,979, as reported in the “Total” column of the Summary Compensation Table. Since Mr. Athayde was appointed President and Chief Executive Officer effective October 5, 2020, we annualized his Salary and Non-Equity Incentive Plan Compensation, as disclosed in the Summary Compensation Table. We then added the disclosed values of his Bonus, Stock Awards, Option Awards, and other components of All Other Compensation to arrive at a value of $10,866,152, used for the ratio of annual total compensation for our President and Chief Executive Officer to the annual total compensation for our median employee. We annualized our President and Chief Executive Officer’s total compensation as follows:
SCT Components	Actual Values from SCT ($)	For CEO Pay Ratio: Annualized Values + One Time Values ($)	Rationale
Salary	520,064	700,000	Annualized salary
Bonus	2,500,000	2,500,000	Not annualized; One-time cash sign-on bonus payment
Stock Awards	2,500,000	2,500,000	Not annualized; One-time award of 358,680 RSUs
Option Awards	4,218,453	4,218,453	Not annualized; One-time award of 1,458,680 stock options
Non-Equity Incentive Plan Compensation	587,344	783,125	Annualized at 89.5% of target AIC
Change in Pension	—	—	Not participating in defined benefit pension plan
All Other Compensation	169,118	164,574	Not annualized; Actual amount of the Company’s contributions to the Executive Retirement Savings Plan, relocation expenses, cell phone reimbursement, and life insurance premiums
Total CEO Pay	10,494,979	10,866,152
For fiscal 2021, our last completed fiscal year:
•	The annual total compensation of our median paid employee was $24,186.60; and
•	The annualized total compensation of our President and Chief Executive Officer as shown above was $10,866,152.
Based on this information for fiscal 2021, we reasonably estimate that the ratio of the annual total annualized compensation of our President and Chief Executive Officer to the annual total compensation of the median paid employee, a part-time stylist at one of our salons, was 449:1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
We used the following methodology and material assumptions and reasonable estimates to identify our median employee in a manner consistent with SEC rules and guidance:
For our fiscal 2021 pay ratio analysis, we determined that we could not use the same median paid employee that we identified in fiscal 2020 due to our ongoing restructuring efforts that resulted in a significant decrease in our employee population and due to dissimilar COVID-19 impacts, all of which we believe would significantly impact our fiscal 2021 pay ratio disclosure.
For purposes of identifying our median paid employee, we used our global employee population as of June 30, 2021 (excluding our President and Chief Executive Officer), which consisted of approximately 2,446 total employees, 2,066 of whom were employed in the United States and 380 of whom were employed in foreign jurisdictions. We aggregated annual total cash compensation paid to all members of our global employee population described above during fiscal 2021. Total cash compensation includes wages (for both salaried employees and hourly employees), cash bonuses, and tips, if applicable. In making these determinations, we annualized the total cash compensation of those full-time and part-time permanent employees
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EXECUTIVE COMPENSATION TABLES
who were employed on June 30, 2021 but did not work for us during all fiscal 2021, including those who did not work for a period of time due to the employee furloughs in connection with COVID-19. We also converted Canadian employee cash compensation from Canadian Dollars to U.S. Dollars using an exchange rate as of June 30, 2021. No full-time equivalent adjustments were made for part-time employees.
Once we identified the median paid employee, we determined the median paid employee’s annual total compensation in accordance with the same methodology used for our Named Executive Officers as set forth on the Summary Compensation Table. With respect to the annual total compensation of our President and Chief Executive Officer, we used the amount reported in the “Total” column reported in the Summary Compensation Table.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
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EXECUTIVE COMPENSATION TABLES

Equity Compensation Plan Information
The following table provides information about our common stock that may be issued under all of our stock-based compensation plans in effect as of June 30, 2021.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders[1]	2,122,407	$9.73	4,240,733[2]
Equity compensation plans not approved by security holders[3]	1,717,360	$9.31	201,332[4]
Total	3,839,767	$9.55	4,442,065
1
Includes shares granted through stock options, SARs, restricted stock awards, RSUs, and PSUs under the 2004 Long Term Plan, 2016 Long Term Plan, and 2018 Long Term Plan. Information regarding the stock-based compensation plans is included in Notes 1 and 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2021.

2
The Company’s 2018 Long Term Plan provides for the issuance of a maximum of 3,818,895 shares of the Company’s common stock through stock options, SARs, restricted stock, or RSUs. As of June 30, 2021, there are 3,341,011 shares available for future issuance under the 2018 Long Term Plan and 899,722 shares available for issuance under the Company’s Stock Purchase Plan.

3
Consists of RSUs, stock options, and SARs granted to Mr. Athayde and Mr. Sawyer under the NYSE inducement grant exception to its rules for shareholder approval of equity plans in connection with the commencement of their employment with the Company, the terms of which are described under “Compensatory Arrangements with Mr. Athayde” and “Compensatory Arrangements with Mr. Sawyer” in the CD&A section of this Proxy Statement.

4
The Company’s SPMP provides for the issuance of a maximum of 250,000 shares of the Company’s common stock upon purchase of shares at fair market value by eligible participants. As of June 30, 2021, there are 201,332 shares available for issuance under the SPMP. The SPMP is described above under “SPMP and Matching RSU Grants in Fiscal 2021” in the CD&A section of this Proxy Statement.

54 |

2021 PROXY STATEMENT | 55

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On December 7, 2020, the Audit Committee dismissed PricewaterhouseCoopers LLP, which had been serving as the independent registered public accounting firm, and approved the engagement of Grant Thornton LLP, to serve as our independent registered public accounting firm for the remainder of the fiscal year ended June 30, 2021. A benchmarking exercise based on the Company’s zero-based budgeting initiative helped drive the decision to initiate a competitive audit proposal process, which included proposals from multiple firms, including PricewaterhouseCoopers LLP, as the incumbent, and was centered around the Company's future state as a fully franchised organization. Grant Thornton LLP was subsequently engaged on December 10, 2020. Although not required, the Board wishes to submit the selection of Grant Thornton LLP for shareholders’ ratification at the Annual Meeting. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.
Representatives of Grant Thornton LLP are expected to participate in the Annual Meeting, will have the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions.
Upon the recommendation of the Audit Committee of the Board, the Board unanimously recommends a vote FOR ratification of the appointment of Grant Thornton LLP.
Audit Fees
Aggregate audit fees billed for professional services rendered by Grant Thornton LLP were $701,500 for the year ended June 30, 2021. Such fees were primarily for professional services rendered for the audit of our consolidated financial statements as of and for the year ended June 30, 2021, reviews of our unaudited condensed consolidated interim financial statements, accounting consultations required to perform an audit in accordance with generally accepted auditing standards, and consent and comfort letters for the At-The-Market offering.
Audit-Related Fees
There were no audit-related services rendered by Grant Thornton LLP in the year ended June 30, 2021.
Tax Fees
Aggregate non-audit related fees billed for tax services rendered by Grant Thornton LLP were $30,379 for the year ended June 30, 2021. The tax fees were primarily for strategic tax planning, tax compliance, general tax consulting and assistance with income tax audits.
All Other Fees
There were no other services rendered by Grant Thornton LLP in the year ended June 30, 2021.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has approved the engagement of Grant Thornton LLP to perform auditing services for the current fiscal year ending June 30, 2022. In accordance with Company policy, any additional audit or non-audit services must be approved in advance. All the professional services provided by Grant Thornton LLP during the year ended June 30, 2021 were approved or pre-approved in accordance with the policies of our Audit Committee.
56 |

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Previous Independent Registered Public Accounting Firm
As disclosed above, on December 7, 2020, the Audit Committee dismissed PricewaterhouseCoopers LLP, which had been serving as the independent registered public accounting firm. The reports of PricewaterhouseCoopers LLP on the consolidated financial statements as of and for the past two years ended June 30, 2020 and June 30, 2019 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the years ended June 30, 2020 and June 30, 2019 and the subsequent interim period through December 7, 2020, there were no disagreements between us and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in their reports on the financial statements for such years.
During the years ended June 30, 2020 and June 30, 2019 and the subsequent interim period through December 7, 2020, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in internal control over financial reporting as we did not maintain effective controls over the derecognition calculation of the Company-owned stores goodwill reporting unit. This material weakness existed until the end of the quarter ended March 31, 2020 when the remaining goodwill associated with the Company-owned reporting unit was fully impaired and, as a result, the material weakness had been remediated.
New Independent Registered Public Accounting Firm
Also as disclosed above, on December 7, 2020, the Audit Committee approved the engagement of Grant Thornton LLP, to audit our financial statements for the year ending June 30, 2021. During the two most recent years ended June 30, 2020 and June 30, 2019 and the subsequent interim period through December 7, 2020, we did not consult with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided that Grant Thornton LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
2021 PROXY STATEMENT | 57

AUDIT COMMITTEE REPORT
The Audit Committee reports to and assists the Board in providing oversight of the financial management, independent auditors, and financial reporting procedures of the Company. Each member of the Audit Committee is “independent” within the meaning of applicable NYSE listing standards. The Audit Committee has adopted a written charter describing its functions, which has been approved by the Board.
Our management is responsible for preparing our financial statements and the overall reporting process, including our system of internal controls. Our independent auditors, Grant Thornton LLP, are responsible for auditing the financial statements and our system of internal controls over financial reporting and expressing opinions thereon.
In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
In addition, the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.
The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2021 for filing with the SEC. The Audit Committee also has recommended to the Board the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2022.
David J. Grissen
Michael J. Merriman, Chair
M. Ann Rhoades
Members of the Audit Committee
58 |

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During fiscal 2021, we were not a party to any related party transactions covered by the Exchange Act rules.
Our Related Party Transaction Approval Policy sets forth our policies and procedures for the review and approval of certain related party transactions by the Nominating and Corporate Governance Committee. The policy applies to any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which the Company, or any of its subsidiaries, is or will be a participant and in which a related person has a direct or indirect interest, but exempts the following:
•	Payment of compensation by the Company to a related party for the related party’s service to the Company as a director, officer or employee;
•	Transactions available to all employees or all shareholders of the Company on the same terms;
•
Transactions that, when aggregated with the amount of all other transactions between the Company and the related party or any entity in which the related party has an interest, involve less than $10,000 in a fiscal year; and

•	Transactions in the ordinary course of the Company’s business at the same prices and on the same terms as are made available to customers of the Company generally.
The Nominating and Corporate Governance Committee must approve any related party transaction subject to this policy before commencement of the related party transaction; provided, however, that if a related party is only first identified after it commences or first becomes a related party transaction, it must be brought to the Nominating and Corporate Governance Committee for approval or a determination that the transaction should be terminated. Alternatively, the Nominating and Corporate Governance Committee has delegated authority to its Chair to approve related party transactions if they arise between the Nominating and Corporate Governance Committee’s meetings.
The Nominating and Corporate Governance Committee will analyze the following factors, in addition to any other factors it deems appropriate, in determining whether to approve a related party transaction:
•	Whether the terms are fair to the Company;
•	Whether the transaction is material to the Company;
•	The role the related party has played in arranging the related party transaction;
•	The structure of the related party transaction; and
•	The interests of all related parties in the related party transaction.
The Nominating and Corporate Governance Committee may, in its sole discretion, approve or deny any related party transaction. A transaction will be approved only if it the Nominating and Corporate Governance Committee determines that it is not inconsistent with the interests of the Company and our shareholders. Approval of a related party transaction may be conditioned upon the Company and the related party taking any actions that the Nominating and Corporate Governance Committee deems appropriate.
2021 PROXY STATEMENT | 59

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of September 1, 2021, the ownership of our common stock by each shareholder who is known by us to own beneficially more than 5% of our outstanding shares, by each director and director nominee, by each named executive officer identified in the Summary Compensation Table, and by all current executive officers and directors as a group. Except as indicated below, the parties listed in the table have the sole voting and investment power with respect to the shares indicated. Unless otherwise indicated, the address for each person or entity named below is c/o Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416. Our Company had 35,878,537 shares of common stock issued and outstanding as of September 1, 2021.
Name of Beneficial Owner or Identity of Group		Number of Shares Beneficially Owned[1] (#)	Percent of Class (%)
More than 5% Shareholders	Cramer Rosenthal McGlynn, LLC[2]	6,121,953	17.1
	Torch BRC, LP3	3,962,648	11.0
	BlackRock, Inc.[4]	3,730,346	10.4
	Massachusetts Financial Services Company[5]	2,403,167	6.7
	AllianceBernstein L.P.[6]	2,332,088	6.5
Named Executive Officers	Felipe A. Athayde	358,680	1.0
	Kersten D. Zupfer	38,070	*
	Chad Kapadia	19,902	*
	Amanda P. Rusin	33,452	*
	James A. Townsend	14,060	*
	Hugh E. Sawyer[7]	1,001,000	*
	Eric A. Bakken[8]	116,337	*
Directors and Nominees (in addition to Mr. Athayde, who is listed above):	Lockie Andrews	0	*
	Daniel G. Beltzman[9]	1,676,476	4.7
	Virginia Gambale	32,770	*
	David J. Grissen	60,792	*
	Mark S. Light	60,792	*
	Michael Mansbach	3,912	*
	Michael J. Merriman	81,186	*
	M. Ann Rhoades	49,296	*
	All current executive officers, directors, and director nominees as a group (15 persons)[10]	2,416,078	6.5
*	less than 1%
1
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to restricted stock units that vest within 60 days or have vested but have not yet been distributed: 17,535 shares for Mr. Beltzman, 32,770 shares for Ms. Gambale, 60,792 shares for Messrs. Grissen and Light, 3,912 shares for Mr. Mansbach, 71,186 shares for Mr. Merriman, and 49,296 shares for Ms. Rhoades. Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to options and SARs exercisable within 60 days: 1,000,000 shares by Mr. Sawyer.

2
Based on information in a Schedule 13G/A filed by Cramer Rosenthal McGlynn, LLC (“Cramer Rosenthal”) on February 16, 2021, Cramer Rosenthal reported sole voting power over 5,942,722 shares, shared voting power over 0 shares, sole dispositive power over 6,121,953 shares and shared dispositive power over 0 shares. The address for Cramer Rosenthal is 28 Havemeyer Place, Greenwich, CT 06830.

3
Based on information in a Schedule 13D/A filed by Torch BRC, LP (“Torch”) on August 31, 2021, Torch reported that Springhill Investments LLC (“Springhill”) serves as the general partner of Torch, the James Grosfeld Trust under Agreement dated December 16, 1988, as amended (the “Grosfeld Trust”) serves as the sole member of Springhill and James Grosfeld serves as the Trustee of the Grosfeld Trust. On the Schedule 13D/A, Torch reported that it had voting power of 0 shares, shared voting power over 3,962,648 shares, sole dispositive power over 0 shares and shared dispositive power over 3,962,648 shares. As the general partner of Torch, Springhill may

60 |

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
be deemed to exercise voting and investment power over the shares of Common Stock directly held by Torch. As the sole member of Springhill, Grosfeld Trust may be deemed to exercise voting and investment power over the shares of Common Stock directly held by Torch. As the Trustee of Grosfeld Trust, James Grosfeld may be deemed to exercise voting and investment power over the shares of Common Stock directly held by Torch. The address for each of the reporting persons is One Towne Square, Suite 1600, Southfield, MI 48076.
4
Based on information in a Schedule 13G/A filed by BlackRock, Inc. on January 27, 2021, BlackRock, Inc. reported sole voting power over 3,706,624 shares, shared voting power over 0 shares, sole dispositive power over 3,730,346 shares and shared dispositive power over 0 shares. BlackRock, Inc. is a parent holding company and holds the sole power to dispose or to direct the disposition of shares held by its subsidiaries BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., and BlackRock Investment Management, LLC (collectively, the “BlackRock Subsidiaries”). Except for BlackRock Fund Advisors, none of the BlackRock Subsidiaries own more than 5% of our outstanding shares of common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

5
Based on information in Schedule 13G/A filed by Massachusetts Financial Services Company (“MFS”) on February 11, 2021, MFS reported sole voting power over 2,403,167 shares, shared voting power over 0 shares, sole dispositive power over 2,403,167 shares and shared dispositive power over 0 shares. The address for MFS is 111 Huntington Avenue, Boston, MA 02199.

6
Based on information on a Schedule 13G/A filed by AllianceBernstein L.P. (“AllianceBernstein”) on February 15, 2021, AllianceBernstein reported sole voting power over 1,943,868 shares, shared voting power over 0 shares, sole dispositive power over 2,332,988 shares and shared dispositive power over 0 shares. The address for AllianceBernstein is 1345 Avenue of the Americas, New York, NY 10105.

7	Includes 1,000 shares held in a joint brokerage account with his spouse.
8	Includes 400 shares held indirectly through a profit-sharing account.
9
Based on information in a Schedule 13D/A filed by Birch Run Capital Advisors, LP (“BRC”) on August 27, 2021, Birch Run Capital GP, LLC serves as the General Partner (the “General Partner”) to Birch Run Capital Partners, L.P. (the “partnership”), which is the record owner of 1,658,941 shares. Mr. Beltzman and Gregory Smith are the co-Managers of the General Partner. Furthermore, BRC serves as the registered investment adviser to the partnership. BRC Advisors GP, LLC (“Advisor GP”) serves as General Partner to BRC. Mr. Beltzman and Mr. Smith are the Limited Partners of BRC and the Co-managers of the Adviser GP. BRC, the Adviser GP, Mr. Beltzman and Mr. Smith may be deemed to share voting and dispositive power over the reported securities. Each of BRC, the Adviser GP, Birch Run Capital Partners, LP , Mr. Beltzman, and Mr. Smith disclaim beneficial ownership of any interests of the reported securities in excess of such person’s or entity’s respective pecuniary interest in the securities. On its Schedule 13D/A, BRC reported sole voting power over 0 shares, shared voting power over 1,658,941 shares, sole dispositive power over 0 shares and shared dispositive power over 1,658,941 shares.

10	See footnotes 1, 7, 8, and 9 for information regarding the nature of certain indirect and deemed ownership of the shares included in this amount.
2021 PROXY STATEMENT | 61

USER’S GUIDE
Annual Meeting of Shareholders, October 26, 2021
This Proxy Statement is furnished to shareholders of the Company in connection with the solicitation on behalf of our Board of proxies for use at the Annual Meeting, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
The address of our principal executive office is 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416.
Availability of Proxy Materials
As permitted by rules adopted by the SEC, we are making our proxy materials, which include our Notice and Proxy Statement and Annual Report on Form 10-K, available to our shareholders over the Internet. We believe that this e-proxy process expedites our shareholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of the Annual Meeting. In accordance with such SEC rules, we will send shareholders of record as of the close of business on August 30, 2021 a Notice of Internet Availability of Proxy Materials (the “Notice”), which mailing will commence on or about September 16, 2021. The Notice contains instructions on how shareholders can access our proxy materials and vote their shares over the Internet. If you would like to receive a printed copy of our proxy materials from us instead of downloading them from the Internet, please follow the instructions for requesting such materials included in the Notice.
Participating in the Annual Meeting
The Annual Meeting will be held at 9:00 a.m. Central Time on October 26, 2021. The Annual Meeting will be conducted completely as a virtual meeting via the Internet. Shareholders may access the meeting and submit questions electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/RGS2021. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on August 30, 2021, the record date, or hold a valid proxy for the meeting. Shareholders will need the 16-digit control number included in the Notice, on the proxy card, or in the instructions that accompanied the proxy materials to access the Annual Meeting. Shareholders may log in to the virtual meeting platform beginning at 8:45 a.m. Central Time on October 26, 2021. Shareholders of record and beneficial owners as of the record date may vote their shares electronically live during the Annual Meeting.
Shareholders may submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/RGS2021 or in advance of the meeting at www.proxyvote.com after logging in with your control number.
If you experience technical difficulties during the meeting or have trouble accessing the Annual Meeting, please call the technical support number that will be posted on the virtual shareholder meeting log in page.
Solicitation and Revocation of Proxies
In addition to the use of the mail, proxies may be solicited personally or by mail, telephone, fax, email, Internet, or other electronic means by our directors, officers, and regular employees who will not be additionally compensated for any such services. Proxies may also be solicited by means of press releases and other public statements.
We will pay all solicitation expenses in connection with the Notice, this Proxy Statement and any related proxy soliciting material of the Board, including the expense of preparing, printing, assembling, and mailing such material.
Proxies to vote at the Annual Meeting are solicited on behalf of the Board. Any shareholder giving a proxy may revoke it at any time before it is exercised by participating in the Annual Meeting and revoking it or by providing written notice of revocation or by submitting another proxy bearing a later date to our Corporate Secretary at the address set forth above prior to the Annual Meeting. Such proxies, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the specifications indicated thereon.
62 |

User’s Guide
Voting at the Annual Meeting
If you are a shareholder of record as of the record date, you can vote your shares in any of the following ways:
•
By Internet: You can vote via the Internet by following the instructions on the Notice or by accessing, before the meeting, www.proxyvote.com or, during the meeting, www.virtualshareholdermeeting.com/RGS2021 and following the instructions contained on that website;

•	By Telephone: In the United States and Canada, you can vote by telephone by following the instruction in the Notice or by calling 1-800-690-6903 and following the instructions; or
•
By Proxy: You can vote by mail by requesting a full packet of proxy materials be sent to your home address. Upon receipt of the materials, you may fill out the enclosed proxy card and return it per the instructions on the card.

Unless you vote live at the Annual Meeting, we must receive your vote by 11:59 p.m. Central Time on October 25, 2021, the day before the Annual Meeting, for your vote by proxy to be counted.
If You Hold Your Shares in “Street Name”
If you hold your shares in “street name,” i.e., through a bank, broker, or other holder of record (a “custodian”), your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to “non-discretionary” items, such as the election of directors and the Say-on-Pay proposal. Accordingly, we urge you to promptly give instructions to your custodian to vote on these matters by following the instructions provided to you by your custodian. Please note that if you intend to vote your street name shares by participating in the Annual Meeting, you must provide a “legal proxy” from your custodian at the Annual Meeting.
Definitions and Glossary
Director Independence
With the adoption of our Corporate Governance Guidelines, the Board established independence standards in accordance with the requirements of the NYSE corporate governance rules. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director or director nominee does not have a material relationship with us (directly, or as a partner, shareholder, or officer of an organization that has a relationship with us). In addition, no director or director nominee may be deemed independent if the director or director nominee has in the past three years:
•	Received (or whose immediate family member has received) more than $120,000 per year in direct compensation from us, other than director or committee fees;
•	Been an employee of ours;
•	Had an immediate family member who was an executive officer of ours;
•	Been (or whose immediate family member has been) an affiliate or employee of a present or former internal or independent auditor of ours;
•
Been (or whose immediate family member has been) employed as an executive officer of another company whose compensation committee within the past three years has included a present executive officer of ours; or

•
Is currently an employee or executive officer (or has an immediate family member who is an executive officer) of another company that makes payments to us, or receives payments from us, for property or services in an amount that, in any single fiscal year, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues.

2021 PROXY STATEMENT | 63

User’s Guide

Voting Rights and Requirements
Only shareholders of record as of the close of business on August 30, 2021 will be entitled to sign proxies or to vote. On that date, there were 35,806,264 shares issued, outstanding and entitled to vote. Each share of common stock is entitled to one vote. A majority of the outstanding shares present or by proxy at the Annual Meeting is required to transact business and constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted as being present at the Annual Meeting in determining the quorum, but neither will be counted as a vote in favor of a matter. A “broker non-vote” is a proxy submitted by a bank, broker or other custodian that does not indicate a vote for some of the proposals because the broker does not have or does not exercise discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on those proposals.
Vote Required
The table below summarizes the proposals that will be voted on, the vote required to approve each item, voting options, how votes are counted and how the Board recommends you vote:
Proposal	Vote Required	Voting Options	Board Recommendation[1]	Broker Discretionary Voting Allowed[2]	Impact of Abstention
Item 1 Election of the eight director nominees listed in this Proxy Statement	Majority of votes cast “FOR” must exceed “AGAINST” votes[3]	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None
Item 2 Advisory “Say-on-Pay” vote	Majority of votes cast “FOR” must exceed “AGAINST” votes[4]	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None
Item 3 Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2022
Majority of votes present in person or by proxy and entitled to vote on this item of business or, if greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting
		“FOR” “AGAINST” “ABSTAIN”	“FOR”	Yes	“AGAINST”
1	If you are a registered holder and you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.
2
A broker non-vote will not count as a vote for or against a director or the Say-on-Pay vote. For Item 3, a broker non-vote will have no effect unless a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting is required in order to approve the item, then a broker non-vote will have the same effect as a vote “AGAINST.”

3
In an uncontested election of directors at which a quorum is present, if any nominee for director receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, our Corporate Governance Guidelines require that such person must promptly tender his or her resignation to the Board following certification of the shareholder vote. Our Corporate Governance Guidelines further provide that the Nominating and Corporate Governance Committee will then consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the election. The nominee who tendered his or her resignation will not participate in the Board decisions. Cumulative voting in the election of directors is not permitted.

4
The advisory Say-on-Pay vote is not binding on us; however, we will consider the shareholders to have approved the compensation of our named executive officers if the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal.

Communications with the Board
Shareholders and other interested parties who wish to contact the Board, any individual director or the independent directors as a group, are welcome to do so by writing to our Corporate Secretary at the following address: Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416.
Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance Committee.
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User’s Guide
Proposals of Shareholders
Shareholders who intend to present proposals at the 2022 annual meeting of shareholders, and who wish to have such proposals included in our proxy statement for the 2022 annual meeting, must be certain that such proposals are received by us not later than May 16, 2022. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for our 2022 annual meeting.
For shareholders who intend to present proposals or director nominees directly at the 2022 annual meeting and not for inclusion in our 2022 proxy statement, we must receive notice of such proposal not later than July 28, 2022 and not earlier than June 28, 2022, provided that in the event that the date of the 2022 annual meeting is more than 30 days before or more than 70 days after the anniversary date of the Annual Meeting, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the 2022 annual meeting and not later than the close of business on the later of the 90th day prior to the 2022 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Such proposals must meet the requirements set forth in our bylaws in order to be presented at our 2022 annual meeting.
Proposals and notices of intention to present proposals at our 2022 annual meeting should be addressed to our Corporate Secretary, Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416.

Annual Report to Shareholders and Form 10-K
Our Annual Report to Shareholders and Form 10-K, including financial statements for the year ended June 30, 2021, is available on our website at www.regiscorp.com. If requested, we will provide shareholders with copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. Such requests should be directed to our Corporate Secretary, at our address stated herein.

Notice of Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on October 26, 2021.
The Notice and Proxy Statement and Annual Report on Form 10-K are available in the Investor Relations section of our website at www.regiscorp.com.

General
The Board knows of no other matter to be acted upon at the Annual Meeting. However, if any other matter is properly brought before the Annual Meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.
Your vote is very important no matter how many shares you own.
You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy by telephone or through the Internet in accordance with the voting instructions provided to you.
By Order of the Board
Amanda P. Rusin
Corporate Secretary
September 13, 2021
2021 PROXY STATEMENT | 65

REGIS CORPORATION
3701 WAYZATA BOULEVARD, SUITE 500
MINNEAPOLIS, MN 55416

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET on October 25, 2021 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RGS2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on October 25, 2021 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Regis Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D59856-P60380

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGIS CORPORATION

The Board of Directors recommends you vote FOR each of the following director nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Lockie Andrews	☐	☐	☐
1b. Felipe A. Athayde	☐	☐	☐
1c. Daniel G. Beltzman	☐	☐	☐
1d. David J. Grissen	☐	☐	☐
1e. Mark S. Light	☐	☐	☐
1f. Michael Mansbach	☐	☐	☐
1g. Michael J. Merriman	☐	☐	☐
1h. M. Ann Rhoades	☐	☐	☐

	For	**Against**	**Abstain**
The Board of Directors recommends you vote FOR the following proposal:			
2. Approval of an advisory vote on the compensation of the Company's named executive officers (the "Say-on-Pay Vote").	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
3. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm.	☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, on any other matters as may properly come before the annual meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2 AND 3.

Where stock is registered jointly in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

REGIS CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

OCTOBER 26, 2021
9:00 a.m., CDT

Via the Internet at www.virtualshareholdermeeting.com/RGS2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

If you Vote by Phone or Internet, please do not mail your Proxy Card please detach here

D59857-P60380

Regis Corporation
3701 Wayzata Boulevard, Suite 500, Minneapolis, MN 55416 **proxy**

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 26, 2021

The undersigned hereby appoints Kersten D. Zupfer and Amanda P. Rusin, and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote as directed on the reverse side of this proxy card all of the shares of the Common Stock of Regis Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on October 26, 2021, and at any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR each of the director nominees and each of proposals 2 and 3, and will be voted in the discretion of the proxies on any other matters as may properly come before the annual meeting and any adjournments thereof.

(Continued, and TO BE COMPLETED AND SIGNED on the reverse side)